Exhibit 4.1

STOCKHOLDER RIGHTS PLAN

Kelly Services, Inc.

Dated as of January 11, 2026

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Section 29.	Determination and Action by the Board	36
Section 30.	Benefits of this Plan	36
Section 31.	[Intentionally Omitted.]	36
Section 32.	Severability	36
Section 33.	Governing Law	37
Section 34.	Counterparts	37
Section 35.	Descriptive Headings; Interpretation	37

Exhibit A	-	Form of Rights Certificate
Exhibit B	-	Summary of Rights to Purchase Class A Common Stock and Class B Common Stock

ii

STOCKHOLDER RIGHTS PLAN

This STOCKHOLDER RIGHTS PLAN, dated as of January 11, 2026 (this “Plan”), is entered into by Kelly Services, Inc., a Delaware corporation (the “Company”).

On January 11, 2026 (the “Rights Dividend Declaration Date”), the board of directors of the Company (the “Board”) authorized and declared a dividend distribution of one Right (as defined below) for each share of (i) Class A Common Stock, par value $1.00 per share, of the Company (“Class A Common Stock”) and (ii) Class B Common Stock, par value $1.00 per share, of the Company (“Class B Common Stock” and together with the Class A Common Stock, the “Common Stock”), outstanding at 5:15 p.m., Eastern Time, on January 11, 2026 (the “Record Date”), and has further authorized the issuance of one Right (as such number may hereinafter be adjusted pursuant to Section 11) for each share of Common Stock that shall become outstanding between the Record Date (whether originally issued or delivered from the Company’s treasury) and the earlier of the Distribution Time and the Expiration Time (as such terms are defined below) or, in certain circumstances provided in Section 22, after the Distribution Time.

Section 1. Certain Definitions. For purposes of this Plan, the following terms have the meanings indicated:

“Acquiring Person” shall mean any Person which, together with all of its Related Persons, is the Beneficial Owner of the Specified Percentage or more of the shares of Class B Common Stock then outstanding, but shall exclude (x) Exempt Persons and (y) Grandfathered Persons. Notwithstanding anything in this Plan to the contrary, no Person shall become an “Acquiring Person:”

(i) as the result of an acquisition of shares of Class B Common Stock by the Company which, by reducing the number of shares of Class B Common Stock outstanding, increases the percentage of the shares of Class B Common Stock Beneficially Owned by such Person, together with all of its Related Persons, to the Specified Percentage or more of the shares of Class B Common Stock then outstanding; provided, however, that if a Person (other than an Exempt Person or a Grandfathered Person), together with all of its Related Persons, becomes the Beneficial Owner of the Specified Percentage or more of the shares of Class B Common Stock then outstanding by reason of Stock Acquisitions by the Company and, after such Stock Acquisitions by the Company, becomes the Beneficial Owner of any additional shares of Class B Common Stock (other than pursuant to a dividend or distribution paid or made by the Company on the outstanding Class B Common Stock or pursuant to a split or subdivision of the outstanding Class B Common Stock), then such Person shall be deemed to be an “Acquiring Person” unless, upon becoming the Beneficial Owner of such additional shares of Class B Common Stock, such Person, together with all of its Related Persons, does not Beneficially Own the Specified Percentage or more of the shares of Class B Common Stock then outstanding;

(ii) if (A) the Board determines in good faith that such Person has become an “Acquiring Person” inadvertently (including because (1) such Person was unaware that it Beneficially Owned a percentage of the then outstanding shares of Class B Common Stock that would otherwise cause such Person to be an “Acquiring Person” or (2) such Person was aware of the extent of its Beneficial Ownership of Class B Common Stock but had no actual knowledge of the consequences of such Beneficial Ownership under this Plan) and (B) such Person divests as promptly as practicable (as determined by the Board) a sufficient number of shares of Class B Common Stock so that such Person would no longer be an “Acquiring Person;”

(iii) solely as a result of any unilateral grant of any security by the Company, or through the exercise of any options, warrants, rights or similar interests (including restricted stock) granted by the Company to its directors, officers or employees; provided, however, that if a Person (other than an Exempt Person or a Grandfathered Person), together with all of its Related Persons, becomes the Beneficial Owner of the Specified Percentage or more of the shares of Class B Common Stock then outstanding by reason of a unilateral grant of a security by the Company, or through the exercise of any options, warrants, rights or similar interests (including restricted stock) granted by the Company to its directors, officers and employees, then such Person shall nevertheless be deemed to be an “Acquiring Person” if, subject to clause (ii) above, such Person, together with all of its Related Persons, thereafter becomes the Beneficial Owner of any additional shares of Class B Common Stock (unless upon becoming the Beneficial Owner of additional shares of Class B Common Stock, such Person, together with all of its Related Persons, does not Beneficially Own the Specified Percentage or more of the Class B Common Stock then outstanding), except as a result of (A) a dividend or distribution paid or made by the Company on the outstanding Class B Common Stock or a split or subdivision of the outstanding Class B Common Stock; or (B) the unilateral grant of a security by the Company, or through the exercise of any options, warrants, rights or similar interest (including restricted stock) granted by the Company to its directors, officers or employees;

(iv) by means of security purchases or issuances (including debt to equity exchanges), directly from the Company or indirectly through an underwritten offering of the Company, in a transaction approved by the Board; provided, however, that a Person (other than an Exempt Person or a Grandfathered Person) shall be deemed to be an “Acquiring Person” if such Person (A) is or becomes the Beneficial Owner of the Specified Percentage or more of the shares of Class B Common Stock then outstanding following such transaction and (B) following such transaction, becomes the Beneficial Owner of any additional shares of Class B Common Stock without the prior written consent of the Company and then Beneficially Owns the Specified Percentage or more of the shares of Class B Common Stock then outstanding; or

(v) if such Person is a bona fide swaps dealer who has become an “Acquiring Person” as a result of its actions in the ordinary course of its business that the Board determines, in its sole discretion, were taken without the intent or effect of evading or assisting any other Person to evade the purposes and intent of this Plan, or otherwise seeking to control or influence the management or policies of the Company.

“Act” shall mean the Securities Act of 1933, as amended.

“Adjustment Shares” shall have the meaning set forth in Section 11(a)(ii).

“Affiliate” shall have the meaning ascribed to such term in Rule 12b-2 of the Exchange Act Regulations as in effect on the date of this Plan; provided, however, that no director or officer of the Company shall be deemed an Affiliate of any other director or officer of the Company solely as a result of his or her being a director or officer of the Company.

“Associate” shall have the meaning ascribed to such term in Rule 12b-2 of the Exchange Act Regulations as in effect on the date of this Plan; provided, however, that no director or officer of the Company shall be deemed an Associate of any other director or officer of the Company solely as a result of his or her being a director or officer of the Company.

A Person shall be deemed the “Beneficial Owner” of, and shall be deemed to “Beneficially Own” and have “Beneficial Ownership” of any securities (that are as such, “Beneficially Owned”):

(i) that such Person or any of such Person’s Related Persons beneficially owns, directly or indirectly, as determined pursuant to Rule 13d-3 of the Exchange Act Regulations as in effect on the date of this Plan;

(ii) that such Person or any of such Person’s Related Persons, directly or indirectly, has the right or obligation to acquire (whether such right is exercisable, or such obligation is required to be performed, immediately or only after the passage of time or the satisfaction of other conditions) pursuant to any agreement, arrangement or understanding (whether or not in writing and other than customary agreements with and between underwriters and selling group members with respect to a bona fide public offering of securities) or upon the exercise of conversion rights, exchange rights, rights (other than the Rights), warrants or options, or otherwise; provided, however, that a Person shall not be deemed the “Beneficial Owner” of, or to “beneficially own,” (A) securities tendered pursuant to a tender or exchange offer made in accordance with the Exchange Act Regulations by or on behalf of such Person or any of such Person’s Related Persons until such tendered securities are accepted for purchase or exchange, (B) securities issuable upon exercise of Rights at any time prior to the occurrence of a Triggering Event, (C) securities issuable upon exercise of Rights from and after the occurrence of a Triggering Event which Rights were acquired by such Person or any such Person’s Related Persons prior to the Distribution Time or pursuant to Section 22 (the “Original Rights”) or pursuant to Section 11(i) in connection with an adjustment made with respect to any Original Rights or (D) securities which such Person or any of such Person’s Related Persons may acquire, does or do acquire or may be deemed to have the right to acquire, pursuant to any merger or other acquisition agreement between the Company and such Person (or one or more of such Person’s Related Persons), if such agreement has been approved by the Board prior to such Person’s becoming an Acquiring Person;

(iii) that are Beneficially Owned, directly or indirectly, by any other Person with which such Person has any agreement, arrangement or understanding with respect to acquiring, holding, voting or disposing of securities of the Company (whether or not in writing and other than customary agreements with and between underwriters and selling group members with respect to a bona fide public offering of securities); provided, however, that a Person shall not be deemed the “Beneficial Owner” of, or to “beneficially own,” any security if such agreement, arrangement or understanding (1) arises solely from a revocable proxy or consent given in response to a public proxy or consent solicitation made pursuant to, and in accordance with, the applicable provisions of the Exchange Act Regulations and (2) is not also then reportable by such Person on Schedule 13D under the Exchange Act (or any comparable or successor report); or

(iv) that are Beneficially Owned, directly or indirectly, by a Counterparty (or any of such Counterparty’s Related Persons) under any Derivatives Contract (without regard to any short or similar position under the same or any other Derivatives Contract) to which such Person or any of such Person’s Related Persons is a Receiving Party; provided, however, that the number of shares of Class B Common Stock that a Person is deemed to Beneficially Own pursuant to this clause (v) in connection with a particular Derivatives Contract shall not exceed the number of Notional Class B Common Shares with respect to such Derivatives Contract; provided, further, that the number of securities Beneficially Owned by each Counterparty (including its Related Persons) under a Derivatives Contract shall, for purposes of this clause (v) include all securities that are Beneficially Owned, directly or indirectly, by any other Counterparty (or any of such other Counterparty’s Related Persons) under any Derivatives Contract to which such first Counterparty (or any of such first Counterparty’s Related Persons) is a Receiving Party, with this proviso being applied to successive Counterparties as appropriate;

provided, however, that (x) nothing in this definition shall cause a Person engaged in business as an underwriter of securities to be the “Beneficial Owner” of, or to “beneficially own,” any securities acquired through such Person’s participation in good faith in a firm commitment underwriting until the expiration of forty (40) days after the date of such acquisition and (y) no officer or director of the Company shall be deemed to Beneficially Own any securities of any other Person solely by virtue of any actions that such officer or director takes in such capacity.

With respect to any Person, for all purposes of this Plan, any calculation of the number of shares of Class B Common Stock outstanding at any particular time, including for purposes of determining the particular percentage of the outstanding shares of Class B Common Stock of which such Person is the Beneficial Owner, shall include the number of shares of Class B Common Stock not outstanding at the time of such calculation that such Person is otherwise deemed to Beneficially Own for purposes of this Plan; provided, however, that the number of shares of Class B Common Stock not outstanding that such Person is otherwise deemed to Beneficially Own for purposes of this Plan shall not be included for the purpose of computing the percentage of the outstanding shares of Class B Common Stock Beneficially Owned by any other Person (unless such other Person is also deemed to Beneficially Own, for purposes of this Plan, such shares of Class B Common Stock not outstanding).

“Board” shall have the meaning set forth in the recitals to this Plan.

“Business Day” shall mean any day other than a Saturday, a Sunday or a day on which banking institutions in the State of New York are authorized or obligated by law or executive order to close.

“Charter” shall mean the Company’s Amended and Restated Certificate of Incorporation, as amended from time to time.

“Class A Common Stock” shall have the meaning set forth in the recitals to this Plan.

“Class B Common Stock” shall have the meaning set forth in the recitals to this Plan.

“Class A Common Stock Fraction” shall mean 0.9833 shares of Class A Common Stock, which fraction of a share of Class A Common Stock shall be subject to adjustment in accordance with Section 11 hereof (and, as so adjusted, shall be referred to as the “Class A Common Stock Fraction”).

“Class B Common Stock Fraction” shall mean 0.0167 shares of Class B Common Stock, which fraction of a share of Class A Common Stock shall be subject to adjustment in accordance with Section 11 hereof (and, as so adjusted, shall be referred to as the “Class B Common Stock Fraction”).

“Close of Business” on any given date shall mean 5:00 P.M., New York City time, on such date; provided, however, that if such date is not a Business Day, “Close of Business” shall mean 5:00 P.M., New York City time, on the next succeeding Business Day.

“Closing Price” in respect of any security for any day shall mean the last sale price, regular way, or, in case no such sale takes place on such day, the average of the closing bid and asked prices, regular way, in either case as reported in the principal consolidated transaction reporting system with respect to securities listed or admitted to trading on the Nasdaq or the NYSE or, if such shares of common stock (or other security) are not listed or admitted to trading on the Nasdaq or the NYSE, as reported in the principal consolidated transaction reporting system with respect to securities listed on the principal national securities exchange on which such shares of common stock (or other security) are listed or admitted to trading or, if such shares of common stock (or other security) are not listed or admitted to trading on any national securities exchange, the last quoted price or, if not so quoted, the average of the high bid and low asked prices in the over-the-counter market, as reported by the OTC Bulletin Board service or such other quotation system then in use, or, if on any such date such shares of common stock (or other security) are not quoted by any such organization, the average of the closing bid and asked prices as furnished by a professional market maker making a market in such common stock (or other security) selected by the Board. If on any such date no such market maker is making a market in such common stock (or other security), the fair value of such common stock (or other security) on such date as determined in good faith by the Board shall be used.

“Common Stock” shall have the meaning set forth in the recitals to this Plan.

“Common Stock Equivalents” shall have the meaning set forth in Section 11(b).

“Company” shall have the meaning set forth in the preamble to this Plan.

“Counterparty” shall have the meaning set forth in the definition of “Derivatives Contract.”

“Current Market Price” shall have the meaning set forth in Section 11(d).

“Current Value” shall have the meaning set forth in Section 11(a)(iii).

“Derivatives Contract” shall mean a contract, including all related documentation, between two parties (the “Receiving Party” and the “Counterparty”) that is designed to produce economic benefits and risks to the Receiving Party that correspond substantially to the ownership by the Receiving Party of a number of shares of Class B Common Stock specified or referenced in such contract (the number corresponding to such economic benefits and risks, the “Notional Class B Common Shares”), regardless of whether obligations under such contract are required or permitted to be settled through the delivery of cash, shares of Class B Common Stock or other property, without regard to any short position under the same or any other Derivatives Contract. For the avoidance of doubt, interests in broad-based index options, broad-based index futures and broad-based publicly traded market baskets of stocks approved for trading by the appropriate federal governmental authority shall not be deemed “Derivatives Contracts.”

“Distribution Time” shall mean the earlier of (i) the Close of Business on the tenth (10th) day after the Stock Acquisition Date (or, if the tenth (10th) day after the Stock Acquisition Date occurs before the Record Date, the Close of Business on the Record Date) or such earlier date after the Stock Acquisition Date as may be determined by action of the Board or (ii) the Close of Business on the tenth (10th) Business Day (or, if such tenth (10th) Business Day occurs before the Record Date, the Close of Business on the Record Date), or such later date as may be determined by action of the Board prior to such time as any Person becomes an Acquiring Person, after the date that a tender or exchange offer by any Person (other than any Exempt Person) is first published or sent or given within the meaning of Rule 14d-2(a) of the Exchange Act Regulations, if upon consummation thereof, such Person would become an Acquiring Person.

“Exchange Act” shall mean the Securities Exchange Act of 1934, as amended.

“Exchange Act Regulations” shall mean the general rules and regulations promulgated under the Exchange Act.

“Exchange Ratio” shall have the meaning set forth in Section 24(a).

“Exempt Person” shall mean (i) the Company or any Subsidiary of the Company, (ii) any officer, director or employee of the Company or of any Subsidiary of the Company solely in respect of such Person’s status or authority as such (including any fiduciary capacity) or (iii) any employee benefit plan of the Company or of any Subsidiary of the Company or any entity or trustee holding (or acting in a fiduciary capacity in respect of) shares of capital stock of the Company for or pursuant to the terms of any such plan or for the purpose of funding other employee benefits for employees of the Company or any Subsidiary of the Company.

“Exercise Price” shall have the meaning set forth in Section 4(a).

“Expiration Time” shall have the meaning set forth in Section 7(a).

“Final Expiration Time” shall have the meaning set forth in Section 7(a).

“Flip-in Event” shall have the meaning set forth in Section 11(a)(ii).

“Flip-in Trigger Date” shall have the meaning set forth in Section 11(a)(iii).

“Flip-over Event” shall have the meaning set forth in Section 13(a).

“Flip-over Party” shall have the meaning set forth in Section 13(b).

“Flip-over Stock” shall mean the capital stock (or similar equity interest) with the greatest voting power in respect of the election of directors (or other Persons similarly responsible for the direction of the business and affairs) of the Flip-over Party.

“Fractional Share Bundle” shall mean one Class B Common Stock Fraction and one Class A Common Stock Fraction, and the number of fractional shares of Class B Common Stock and Class A Common Stock that make up the “Fractional Share Bundle” shall be subject to adjustment as provided in Section 11 hereof as, when, and if the Class B Common Stock Fraction and/or Class A Common Stock Fraction is adjusted as provided in Section 11.

“Grandfathered Person” shall mean any Person who or which, together with all of such Person’s Related Persons, is, as of immediately prior to the adoption of this Plan, the Beneficial Owner of the Specified Percentage or more of the shares of Class B Common Stock then outstanding. A Person ceases to be a “Grandfathered Person” if and when (i) such Person, along with such Person’s Related Persons, becomes the Beneficial Owner of less than the Specified Percentage of the shares of Class B Common Stock then outstanding; (ii) such Person, along with such Person’s Related Persons, increases such Person’s Beneficial Ownership of shares of Class B Common Stock (excluding as a result of any unilateral grant of any security by the Company, or through the exercise of any options, warrants, rights or similar interests (including restricted stock) granted by the Company to its directors, officers or employees) to an amount equal to or greater than the greater of (A) the Specified Percentage of the shares of Class B Common Stock then outstanding and (B) the sum of (1) the lowest Beneficial Ownership of such Person as a percentage of the shares of Class B Common Stock outstanding as of any time from and after the first public announcement of the adoption of this Plan (other than as a result of an acquisition of shares of Class B Common Stock by the Company) plus (2) one share of Class B Common Stock; or (iii) in the case of a Person who, together with such Person’s Related Persons, Beneficially Owns the Specified Percentage or more of the shares of Class B Common Stock then outstanding, by reason of a right to acquire such shares pursuant to an agreement, arrangement or understanding (whether or not in writing, but excluding any right to acquire shares pursuant to options or warrants granted by the Company prior to adoption of this Plan), such Person or one or more of such Person’s Related Persons exercises such right to acquire or otherwise acquires some or all of such shares, directly or indirectly, pursuant to the terms and conditions of such agreement, arrangement or understanding or any amendment thereof (including by consummating a purchase or transfer of such shares pursuant to such agreement, arrangement or understanding or any amendment thereof) and, upon such exercise, acquisition, or consummation, such Person, together with all such Person’s Related Persons, Beneficially Owns the Specified Percentage or more of the Class B Common Stock then outstanding; provided, however, that if upon consummation of the acquisition of Beneficial Ownership of additional shares of Class B Common Stock pursuant to clause (ii) or upon exercise of a right to acquire or the acquisition, directly or indirectly, of shares of Class B

Common Stock or entry into a new agreement to acquire, hold or vote such shares pursuant to clause (iii), such Person, together with such Person’s Related Persons, does not then Beneficially Own the Specified Percentage or more of the shares of Class B Common Stock then outstanding, then such Person shall not be deemed an “Acquiring Person.” The foregoing definition shall grandfather the security or instrument underlying such Beneficial Ownership only in the type and form as of the date of this Plan and shall not grandfather any subsequent change, modification, swap or exchange of such security or instrument underlying such Beneficial Ownership into a different type or form of security or instrument (unless such change, modification, swap or exchange is contemplated explicitly by the terms of such security or instrument (e.g., as would be the case for options to purchase shares of Class B Common Stock, in which case the shares of Class B Common Stock purchased upon the exercise of such options would be grandfathered)). Notwithstanding anything to the contrary herein, cash-settled swap or exchange contracts for differences in the price of shares of Class B Common Stock or other equity securities of the Company shall not be grandfathered under this Plan.

“Nasdaq” shall mean the Nasdaq Stock Market.

“Notional Class B Common Shares” shall have the meaning set forth in the definition of “Derivatives Contract.”

“NYSE” shall mean the New York Stock Exchange.

“Person” shall mean any individual, partnership (general or limited), firm, corporation, limited liability company, association, trust, limited liability partnership, joint venture, unincorporated organization or other entity, including (i) any syndicate or group deemed to be a “person” under Section 13(d)(3) of the Exchange Act and any group under Rule 13d-5(b) of the Exchange Act Regulations and (ii) any successor (by merger or otherwise) of such entity.

“Plan” shall have the meaning set forth in the preamble to this Plan.

“Receiving Party” shall have the meaning set forth in the definition of “Derivatives Contract.”

“Record Date” shall have the meaning set forth in the recitals to this Plan.

“Redemption Period” shall have the meaning set forth in Section 23(a).

“Redemption Price” shall have the meaning set forth in Section 23(a).

“Related Person” shall mean, as to any Person, any Affiliate or Associate of such Person.

“Right” shall mean a right initially representing the right to purchase a Fractional Share Bundle, upon the terms and subject to the conditions and adjustments set forth in this Plan.

“Rights Agent” shall have the meaning set forth in Section 2.

“Rights Certificates” shall have the meaning set forth in Section 3(b).

“Rights Dividend Declaration Date” shall have the meaning set forth in the recitals to this Plan.

“Signature Guarantee” shall have the meaning set forth in Section 6(a).

“Specified Percentage” shall mean 75% (seventy-five percent).

“Spread” shall have the meaning set forth in Section 11(a)(iii).

“Stock Acquisition Date” shall mean the first date of public announcement (which, for purposes of this definition, shall include a report filed pursuant to Section 13(d) under the Exchange Act) by the Company or an Acquiring Person that an Acquiring Person has become such, or such other date, as determined by the Board, on which a Person has become an Acquiring Person.

“Subsidiary” shall mean, with reference to any Person, any other Person of which (i) a majority of the voting power of the voting securities or equity interests is Beneficially Owned, directly or indirectly, by such first-mentioned Person or otherwise controlled by such first-mentioned Person or (ii) an amount of voting securities or equity interests sufficient to elect at least a majority of the directors (or other Persons similarly responsible for the direction of the business and affairs of such other Person) of such other Person is Beneficially Owned, directly or indirectly, by such first-mentioned Person, or otherwise controlled by such first-mentioned Person.

“Substitution Period” shall have the meaning set forth in Section 11(a)(iii).

“Summary of Rights” shall have the meaning set forth in Section 3(c).

“Trading Day” shall mean a day on which the principal national securities exchange on which shares of an issuer’s common stock (or other security) are listed or admitted to trading is open for the transaction of business or, if such shares of common stock (or other security) are not listed or admitted to trading on any national securities exchange, a Business Day.

“Triggering Event” shall mean a Flip-in Event or a Flip-over Event.

“Trust” shall have the meaning set forth in Section 24(a).

“Trust Agreement” shall have the meaning set forth in Section 24(a).

Section 2. Authority to Appoint Rights Agent. The Company may appoint a rights agent (or one or more co-rights agents) (the “Rights Agent”) to act as agent for the Company and the holders of the Rights (which holders of Rights, in accordance with Section 3 hereof, shall prior to the Distribution Time also be the holders of the Common Stock) in accordance with the terms and conditions hereof.

Section 3. Issuance of Rights Certificates.

(a) Until the earlier of the Distribution Time and the Expiration Time, (i) with respect to shares of Common Stock outstanding as of the Record Date, or which become outstanding subsequent to the Record Date, the Rights shall be evidenced by the certificates for such shares of Common Stock registered in the names of the holders of shares of Common Stock (or, in the case of uncertificated shares of Common Stock, by the book-entry account that evidences record ownership of such shares) (which certificates or book entries for Common Stock shall be deemed also to be certificates or book entries for Rights), and not by separate certificates (or book entries), (ii) the surrender for transfer of any certificate representing shares of Common Stock (or, in the case of uncertificated shares of Common Stock, the effectuation of a book-entry transfer of such shares of Common Stock) in respect of which Rights have been issued shall also constitute the transfer of the Rights associated with such shares of Common Stock and (iii) the Rights shall be transferable only in connection with the transfer of the underlying shares of Common Stock. As of and after the Distribution Time, the Rights shall be evidenced solely by such Rights Certificates, and the Rights Certificates and the Rights shall be transferable separately from the Common Stock.

(b) As soon as practicable after the Company or the Rights Agent, if any, is notified of the Distribution Time and receives such information, the Company or the Rights Agent, if any, as the case may be, shall send by first-class, insured, postage prepaid mail, to each record holder of the Common Stock as of the Close of Business on the Distribution Time, at the address of such holder shown on the records of the Company, one or more Rights certificates, in substantially the form of Exhibit A (the “Rights Certificates”), evidencing one Right for each share of Common Stock so held, subject to adjustment as provided herein. To the extent that a Flip-in Event has also occurred, the Company may implement such procedures, as it deems appropriate in its sole discretion (but which do not affect the rights, duties, liabilities or responsibilities of the Rights Agent, if any), to minimize the possibility that Rights Certificates are received by Persons whose Rights would be null and void under Section 7(e). In the event that any adjustment in the number of Rights per share of Common Stock has been made pursuant to Section 11, at the time of distribution of the Rights Certificates, the Company shall make the necessary and appropriate rounding adjustments (in accordance with Section 14(a)) so that Rights Certificates representing only whole numbers of Rights are distributed and cash is paid in lieu of any fractional Rights.

(c) The Company shall make available, as promptly as practicable, a copy of a Summary of Rights, in substantially the form attached as Exhibit B (the “Summary of Rights”), to any holder of Rights who may so request from time to time prior to the Expiration Time.

(d) Rights shall be issued in respect of all shares of Common Stock that are issued (whether originally issued or from the Company’s treasury) after the Record Date but prior to the earlier of the Distribution Time or the Expiration Time or, in certain circumstances provided in Section 22, after the Distribution Time. Certificates representing such shares of Common Stock shall also be deemed to be certificates for Rights and shall bear a legend substantially in the following form:

This certificate also evidences and entitles the holder hereof to certain rights (the “Rights”) as set forth in the Stockholder Rights Plan, dated as of January 11, 2026 (as the same may be amended from time to time, the “Rights Plan”), by Kelly Services, Inc., a Delaware corporation (the “Company”), the terms of which are hereby incorporated herein by reference and a copy of which is on file at the principal executive offices of the Company. Under certain circumstances, as set forth in the Rights Plan, the Rights shall be evidenced by separate certificates and will no longer be evidenced by this certificate. The Company will mail to the holder of this certificate a copy of the Rights Plan, as in effect on the date of mailing, without charge, promptly after receipt of a written request therefor.

Under certain circumstances set forth in the Rights Plan, any Rights that are Beneficially Owned by any Person who is or was an Acquiring Person or a Related Person of an Acquiring Person (as such terms are defined in the Rights Plan) or certain transferees of an Acquiring Person or of any such Related Person will become null and void and will no longer be transferable.

With respect to any book-entry shares of Common Stock, such legend shall be included in a notice to the record holder of such shares to the extent required by applicable law. With respect to certificated shares of Common Stock containing the foregoing legend, or any notice of the foregoing legend delivered to record holders of book-entry shares, until the earlier of (i) the Distribution Time or (ii) the Expiration Time, the Rights associated with such shares of Common Stock represented by certificates or registered in book-entry form shall be evidenced by such certificates alone, or such registration in book-entry form alone, and registered holders of such shares of Common Stock shall also be the registered holders of the associated Rights, and the transfer of any of such shares of Common Stock represented by such certificates or book-entries shall also constitute the transfer of the Rights associated with the shares of Common Stock represented by such certificates or book entries. In the event the Company purchases or acquires any shares of Common Stock after the Record Date but prior to the Distribution Time, any Rights associated with such shares shall be deemed cancelled and retired so that the Company shall not be entitled to exercise any Rights associated with shares of Common Stock that are no longer outstanding. The omission of any legend described in this Section 3 shall not affect the status, validity or enforceability of any part of this Plan or the rights of any holder of the Rights.

(e) Notwithstanding any other provision hereof, the Company may amend this Plan to provide for uncertificated Rights in addition to or in lieu of Rights evidenced by Rights Certificates, to the extent permitted by applicable law.

Section 4. Form of Rights Certificates.

(a) The Rights Certificates (and the forms of election to purchase and of assignment to be printed on the reverse thereof), when and if issued, shall each be substantially in the form set forth in Exhibit A and may have such marks of identification or designation and such legends, summaries or endorsements printed thereon as the Company may deem appropriate (but which do not affect the rights, duties, liabilities or responsibilities of the Rights Agent, if any) and as are not inconsistent with the provisions of this Plan, or as may be required to comply with any applicable law or with any rule or regulation made pursuant thereto or with any rule or regulation of any stock exchange on which the Rights may from time to time be listed, or to conform to customary usage. Subject to Section 11 and Section 22, the Rights Certificates, whenever distributed, shall be dated as of the Record Date or, in the case of Rights with respect to shares of Common Stock issued or becoming outstanding after the Record Date, the same date as the date of the stock certificate evidencing such shares (or, with respect to uncertificated shares of Common Stock, the date of the issuance of such shares of Common Stock indicated in the books of the registrar and transfer agent), and on their face shall entitle the holders thereof to purchase such number of Fractional Share Bundles as shall be set forth therein at the price set forth therein (such exercise price per Fractional Share Bundle, the “Exercise Price”), but the amount and type of securities or other assets purchasable upon the exercise of each Right and the Exercise Price thereof shall be subject to adjustment from time to time as provided in Section 11 and Section 13(a).

(b) Any Rights Certificate issued pursuant to Section 3(a), Section 11(a)(ii) or Section 22 that represents Rights Beneficially Owned by any Person known to be (i) an Acquiring Person or any Related Person of an Acquiring Person, (ii) a transferee of an Acquiring Person (or of any such Related Person) who becomes a transferee after the Acquiring Person becomes such or (iii) a transferee of an Acquiring Person (or of any such Related Person) who becomes a transferee prior to or concurrently with the Acquiring Person becoming such and receives such Rights pursuant to either (A) a transfer (whether or not for consideration) from the Acquiring Person (or any Related Person thereof) to holders of equity interests in such Acquiring Person (or any Related Person thereof) or to any Person with whom such Acquiring Person (or any Related Person thereof) has any continuing agreement, arrangement or understanding, whether or not in writing, regarding the transferred Rights or (B) a transfer which the Board has determined is part of a plan, agreement, arrangement or understanding which has as a primary purpose or effect of avoidance of Section 7(e), and any Rights Certificate issued pursuant to Section 6 or Section 11 upon transfer, exchange, replacement or adjustment of any other Rights Certificate referred to in this sentence, shall contain (to the extent feasible) the following legend:

The Rights represented by this Rights Certificate are or were Beneficially Owned by an Acquiring Person or a Related Person of an Acquiring Person (as such terms are defined in the Stockholder Rights Plan, dated as of January 11, 2026 (as the same may be amended from time to time, the “Rights Plan”), by Kelly Services, Inc.) or a certain transferee of an Acquiring Person or of any such Related Person. Accordingly, this Rights Certificate and the Rights represented hereby will become null and void in the circumstances specified in Section 7(e) of such Rights Plan.

The absence of the foregoing legend on any Rights Certificate shall in no way affect any of the other provisions of this Plan, including the provisions of Section 7(e).

Section 5. Countersignature and Registration.

(a) The Rights Certificates shall be executed on behalf of the Company by its Chief Executive Officer, President, Chief Financial Officer or Secretary, or any other authorized officer of the Company, either manually or by facsimile or other electronic signature. In case any officer of the Company who shall have signed or attested any of the Rights Certificates shall cease to be such officer of the Company before issuance and delivery by the Company, such Rights Certificates, nevertheless, may be issued and delivered by the Company with the same force and effect as though the person who signed or attested such Rights Certificates had not ceased to be such officer of the Company; and any Rights Certificates may be signed or attested on behalf of the Company by any person who, at the actual date of the execution of such Rights Certificate, shall be a proper officer of the Company to sign or attest such Rights Certificate, although at the date of the execution of this Plan any such person was not such an officer.

(b) Following the Distribution Time, the Company or the Rights Agent, if any, shall keep or cause to be kept, at the principal executive office of the Company or at the principal shareholder services office or offices of the Rights Agent, if any, as the case may be, books for registration and transfer of the Rights Certificates issued hereunder. Such books shall show the names and addresses of the respective holders of the Rights Certificates, the number of Rights evidenced on its face by each of the Rights Certificates and the certificate number and the date of each of the Rights Certificates.

Section 6. Transfer, Split Up, Combination and Exchange of Rights Certificates; Mutilated, Destroyed, Lost or Stolen Rights Certificates.

(a) Subject to Section 4(b), Section 7(e) and Section 14, at any time after the Close of Business on the Distribution Time, and at or prior to the Close of Business on the Expiration Time, any Rights Certificate (other than Rights Certificates representing Rights that have become null and void pursuant to Section 7(e), that have been redeemed pursuant to Section 23 or that have been exchanged pursuant to Section 24) may be transferred, split up, combined or exchanged for another Rights Certificate, entitling the registered holder to purchase a like number of Fractional Share Bundles (or, following a Triggering Event, other securities, cash or other assets, as the case may be) as the Rights Certificate surrendered then entitled such holder (or former holder in the case of a transfer) to purchase. Any registered holder desiring to transfer, split up, combine or exchange any Rights Certificate shall make such request in writing delivered to the Company or Rights Agent, if any, and shall surrender the Rights Certificate to be transferred, split up, combined or exchanged at the principal executive office of the Company or the principal shareholder services office or offices of the Rights Agent, if any, as the case may be, designated for such purpose accompanied by a signature guarantee from an eligible guarantor institution participating in a signature guarantee program approved by the Securities Transfer Association (a “Signature Guarantee”), and such other documentation as the Company or Rights Agent, if any, may reasonably request. Neither the Company nor the Rights Agent, if any, shall be obligated to take any action whatsoever with respect to the transfer, split up, combination or exchange of any such surrendered Rights Certificate until the registered holder has properly completed and duly executed the certificate contained in the form of assignment on the reverse side of such Rights Certificate and has provided such additional evidence of the identity of the Beneficial Owner (or former Beneficial Owner) or Related Persons thereof as the Company or the Rights Agent, if any, reasonably requests. Thereupon the Secretary of the Company or the Rights Agent, if any, as the case may be, shall, subject to Section 4(b), Section 7(e), Section 14 and Section 24, countersign and deliver to the Person entitled thereto a Rights Certificate or Rights Certificates, as the case may be, as so requested. The Company may require payment of a sum sufficient to cover any tax or governmental charge that may be imposed in connection with any transfer, split up, combination or exchange of Rights Certificates.

(b) Upon receipt by the Company or the Rights Agent, if any, of evidence reasonably satisfactory to them of the loss, theft, destruction or mutilation of a valid Rights Certificate, and, in case of loss, theft or destruction, of indemnity or security satisfactory to them, and reimbursement to the Company or the Rights Agent, if any, as the case may be, of all reasonable expenses incidental thereto, and upon surrender to the Company or the Rights Agent, if any, as the case may be, and cancellation of the Rights Certificates if mutilated, the Company shall prepare, execute and deliver a new Rights Certificate of like tenor to the Company or the Rights Agent, if any, as the case may be, for countersignature and delivery to the registered owner in lieu of the Rights Certificate so lost, stolen, destroyed or mutilated.

Section 7. Exercise of Rights; Exercise Price; Expiration Time of Rights.

(a) Subject to Section 7(e), the registered holder of any Rights Certificate may exercise the Rights evidenced thereby (except as otherwise provided herein including the restrictions on exercisability set forth in Section 7(c), Section 9(c), Section 11(a)(iii) and Section 23(a)) in whole or in part at any time after the Distribution Time upon surrender of the Rights Certificate, with the form of election to purchase and the certificate on the reverse side thereof properly completed and duly executed, to the Company or the Rights Agent, if any, at the offices of the Company or the Rights Agent, if any, as the case may be, designated for such purpose, accompanied by a Signature Guarantee and such other documentation as the Company or the Rights Agent, if any, as the case may be, may reasonably request together with payment of the aggregate Exercise Price with respect to the total number of Fractional Share Bundles (or other securities, cash or other assets, as the case may be) as to which such surrendered Rights are then exercisable, at or prior to the earliest of (i) the Close of Business on January 10, 2027 (the “Final Expiration Time”) (ii) the time at which the Rights are redeemed as provided in Section 23, (iii) the time at which such Rights are exchanged pursuant to Section 24, and (iv) the closing of any merger or other acquisition transaction involving the Company pursuant to an agreement of the type described in Section 13(f), at which time, the Rights are terminated (the earliest of (i), (ii), (iii), and (iv) being herein referred to as the “Expiration Time”).

(b) The Exercise Price for each Fractional Share Bundle pursuant to the exercise of a Right shall initially be $44.00, and shall be subject to adjustment from time to time as provided in Section 11 and Section 13(a) and shall be payable in accordance with Section 7(c).

(c) Upon receipt of a Rights Certificate representing exercisable Rights, with the form of election to purchase and the certificate properly completed and duly executed, accompanied by payment, with respect to each Right so exercised, of the Exercise Price per Fractional Share Bundle (or other securities, cash or other assets, as the case may be) to be purchased as set forth below and an amount equal to any applicable transfer tax or charge required to be paid by the holder of the Rights Certificate in accordance with Section 9(e), the Company or the Rights Agent, if any, shall, subject to Section 20(k), thereupon promptly (i) (A) requisition from any transfer agent of the shares of Class A Common Stock and Class B Common Stock certificates for the total number of Class A Common Stock Fractions and Class B Common Stock Fractions then comprising the total number of Fractional Share Bundles (or certificates for fractions of shares that are integral multiples of Fractional Share Bundles) to be purchased and the Company hereby irrevocably authorizes its transfer agent to comply with all such requests or (B) if the Company has elected to deposit the total number of shares (or fractions thereof) of Class A Common Stock and Class B Common Stock issuable upon exercise of the Rights hereunder with a depositary agent, requisition from the depositary agent depositary receipts representing such number of Class A Common Stock Fractions and Class B Common Stock Fractions then comprising the total number of Fractional Share Bundles as are to be purchased (in which case certificates for the shares of Class A Common Stock (or fractions thereof) and Class B Common Stock (or fractions thereof) represented by such receipts shall be deposited by the transfer agent with the depositary agent) and the Company shall direct the depositary agent to comply with such request, (ii) requisition from the Company the amount of cash, if any, to be paid in lieu of fractional shares that are not integral multiples of the Class A Common Stock Fraction or the Class B Common Stock Fraction in accordance with Section 14, (iii) after receipt of such certificates or depositary receipts, cause the same to be delivered to or upon the order of the registered holder of such Rights Certificate, registered in such name or names as may be designated by such holder and (iv) after receipt thereof, deliver such cash, if any, to or upon the order of the registered holder of such Rights Certificate. The payment of the Exercise Price (as such amount may be reduced pursuant to Section 11(a)(iii)) shall be made in cash or by certified bank check or bank draft payable to the order of the Company. The Company reserves the right to require prior to the occurrence of a Triggering Event that, upon any exercise of Rights, a number of Rights be exercised so that only whole shares of Class A Common Stock and Class B Common Stock would be issued.

(d) In case the registered holder of any Rights Certificate exercises less than all the Rights evidenced thereby, a new Rights Certificate evidencing Rights equivalent to the Rights remaining unexercised shall be issued by the Company or the Rights Agent, if any, and delivered to, or upon the order of, the registered holder of such Rights Certificate, registered in such name or names as may be designated by such holder, subject to Section 14.

(e) Notwithstanding anything in this Plan to the contrary, from and after the first occurrence of a Flip-in Event, any Rights Beneficially Owned by (i) an Acquiring Person or any Related Person of an Acquiring Person, (ii) a transferee of an Acquiring Person (or of any such Related Person) who becomes a transferee after the Acquiring Person becomes such or (iii) a transferee of an Acquiring Person (or of any such Related Person) who becomes a transferee prior to or concurrently with the Acquiring Person becoming such and receives such Rights pursuant to either (A) a transfer (whether or not for consideration) from the Acquiring Person (or any Related Person thereof) to holders of equity interests in such Acquiring Person (or any Related Person thereof) or to any Person with whom such Acquiring Person (or any Related Person thereof) has any continuing agreement, arrangement or understanding, whether or not in writing, regarding the transferred Rights or (B) a transfer which the Board has determined is part of an agreement, arrangement or understanding which has as a primary purpose or effect the avoidance of this Section 7(e), shall become null and void without any further action and no holder of such Rights shall have any rights whatsoever with respect to such Rights, whether under any provision of this Plan or otherwise. The Company shall notify the Rights Agent, if any, in writing when this Section 7(e) applies and shall use commercially reasonable efforts to ensure that the provisions of this Section 7(e) and Section 4(b) are complied with, but neither the Company nor the Rights Agent, if any, shall have any liability to any holder of Rights or other Person (without limiting the rights of the Rights Agent, if any, under Section 18) as a result of the Company’s failure to make any determinations with respect to an Acquiring Person or any of its Related Persons or transferees hereunder.

(f) Notwithstanding anything in this Plan to the contrary, neither the Company nor the Rights Agent, if any, shall be obligated to undertake any action with respect to a registered holder upon the occurrence of any purported exercise as set forth in this Section 7 unless such registered holder has (i) properly completed and duly executed the certificate contained in the form of election to purchase set forth on the reverse side of the Rights Certificate surrendered for such exercise and (ii) provided such additional evidence of the identity of the Beneficial Owner (or former Beneficial Owner) or Related Persons thereof as the Company shall reasonably request.

Section 8. Cancellation and Destruction of Rights Certificates. All Rights Certificates surrendered for the purpose of exercise, transfer, split up, combination or exchange shall, if surrendered to the Company or any of its agents or to the Rights Agent, if any, shall be cancelled by the Company or the Rights Agent, as the case may be, and no Rights Certificates shall be issued in lieu thereof, except as expressly permitted by this Plan. The Company or the Rights Agent, if any, shall cancel and retire, and the Company or the Rights Agent, if any, as the case may be, shall so cancel and retire, any other Rights Certificates purchased or acquired by the Company otherwise than upon the exercise thereof.

Section 9. Reservation and Availability of Capital Stock.

(a) The Company shall cause to be reserved and kept available out of its authorized and unissued shares of Class A Common Stock and Class B Common Stock (and, following the occurrence of a Triggering Event, out of its authorized and unissued shares of other securities, or out of its authorized and issued shares held in its treasury), the number of shares of Class A Common Stock and Class B Common Stock (and, following the occurrence of a Triggering Event, other securities, if any) that, as provided in this Plan, including Section 11(a)(iii), shall be sufficient to permit the exercise in full of all outstanding Rights.

(b) So long as the shares of Class A Common Stock and Class B Common Stock (and, following the occurrence of a Triggering Event, other securities, if any) issuable and deliverable upon the exercise of the Rights may be listed on any national securities exchange, the Company shall use commercially reasonable efforts to cause, from and after such time as the Rights become exercisable, all shares (and other securities, if any) reserved for such issuance to be listed on such exchange, upon official notice of issuance upon such exercise.

(c) If the Company is required to file a registration statement pursuant to the Act with respect to the securities purchasable upon exercise of the Rights, the Company shall use commercially reasonable efforts to (i) prepare and file, as soon as practicable following the earliest date after the first occurrence of a Flip-in Event on which the consideration to be delivered by the Company upon exercise of the Rights has been determined in accordance with Section 11(a)(iii), or as soon as is required by applicable law following the Distribution Time, as the case may be, a registration statement under the Act with respect to the securities purchasable upon exercise of the Rights on an appropriate form, (ii) cause such registration statement to become effective as soon as practicable after such filing and (iii) cause such registration statement to remain effective (with a prospectus at all times meeting the requirements of the Act) until the earlier of (A) the date as of which the Rights are no longer exercisable for such securities and (B) the Expiration Time. The Company shall also take such action as may be appropriate under, or to ensure compliance with, the securities or “blue sky” laws of the various states in connection with the exercisability of the Rights. The Company may temporarily suspend, for a period of time not to exceed ninety (90) days after the date set forth in clause (i) of the first sentence of this Section 9(c), the exercisability of the Rights in order to prepare and file such registration statement and permit it to become effective. Upon any such suspension, the Company shall issue a public announcement stating that the exercisability of the Rights has been temporarily suspended, as well as a public announcement at such time as the suspension is no longer in effect. In addition, if the Company determines that a registration statement is required following the Distribution Time, and a Flip-in Event has not occurred, the Company may temporarily suspend the exercisability of Rights until such time as a registration statement has been declared effective. Notwithstanding any provision of this Plan to the contrary, the Rights shall not be exercisable in any jurisdiction if the requisite qualification or exemption in such jurisdiction shall not have been obtained, the exercise thereof shall not be permitted under applicable law or a registration statement shall not have been declared effective.

(d) The Company shall take all such actions as may be necessary to ensure that all Fractional Share Bundles (and, following the occurrence of a Triggering Event, other securities, if any) delivered upon exercise of Rights shall, at the time of delivery of the certificates for such shares and/or other securities (subject to payment of the Exercise Price), be duly and validly authorized and issued and fully paid and non-assessable.

(e) The Company shall be responsible for the payment of any and all transfer taxes and governmental charges that may be payable in respect of the issuance or delivery of the Rights Certificates and of any certificates for a number of Fractional Share Bundles (or other securities) upon the exercise of Rights. The Company shall not, however, be required to pay any tax or charge that may be payable in respect of any transfer or delivery of Rights Certificates to a Person other than, or the issuance or delivery of a number of Fractional Share Bundles (or other securities) in respect of a name other than that of, the registered holder of the Rights Certificates evidencing Rights surrendered for exercise or to issue or deliver any certificates for a number of Fractional Share Bundles (or other securities) in a name other than that of the registered holder upon the exercise of any Rights until such tax has been paid (any such tax being payable by the holder of such Rights Certificate at the time of surrender) or until it has been established to the Company’s satisfaction that no such tax or charge is due.

Section 10. Class A Common Stock and Class B Common Stock Record Date. Each Person in whose name any certificates for shares of Class A Common Stock and Class B Common Stock (or other securities) are issued upon the exercise of Rights shall for all purposes be deemed to have become the holder of record of such shares of Class A Common Stock and Class B Common Stock (or other securities) represented thereby on, and each such certificate shall be dated, the date upon which the Rights Certificate evidencing such Rights was duly surrendered and payment of the Exercise Price (and all applicable transfer taxes) was made; provided, however, that if the date of such surrender and payment is a date upon which the applicable transfer books of the Company are closed, such Person shall be deemed to have become the record holder of such securities (fractional or otherwise) on, and such certificate shall be dated, the next succeeding Business Day on which the applicable transfer books of the Company are open; provided, further, that if delivery of a number of Fractional Share Bundles (or other securities) is delayed pursuant to Section 9(c), such Persons shall be deemed to have become the record holders of such number of Fractional Share Bundles (or other securities) only when such shares of Class A Common Stock and Class B Common Stock (or other securities) first become deliverable. Prior to the exercise of the Rights evidenced thereby, the holder of a Rights Certificate shall not be entitled to any rights of a stockholder of the Company with respect to shares or other securities for which the Rights are exercisable, including the right to vote, to receive dividends or other distributions or to exercise any preemptive rights, and shall not be entitled to receive any notice of any proceedings of the Company, except as provided herein.

Section 11. Adjustment of Exercise Price, Number and Kind of Shares or Number of Rights. The Exercise Price, the number and kind of shares covered by each Right and the number of Rights outstanding are subject to adjustment from time to time as provided in this Section 11.

(a) (i) In the event the Company at any time after the date of this Plan (A) declares a dividend on any outstanding shares of Class A Common Stock or Class B Common Stock payable in shares of Class A Common Stock or Class B Common Stock or in rights or options to acquire, or otherwise convertible, exercisable or exchangeable for, shares of Class A Common Stock or Class B Common Stock, (B) subdivides any outstanding shares of Class A Common Stock or Class B Common Stock, (C) combines any outstanding shares of Class A Common Stock or Class B Common Stock into a smaller number of shares or (D) issues any shares of its capital stock in a reclassification of the Class A Common Stock or Class B Common Stock (including any such reclassification in connection with a consolidation or merger in which the Company is the continuing or surviving entity), except as otherwise provided in this Section 11(a) and Section 7(e), the Exercise Price in effect at the time of the record date for such dividend or of the effective date of such subdivision, combination or reclassification, and the number and kind of shares (or fractions thereof) of Class A Common Stock or Class B Common Stock or capital stock, as the case may be, issuable on such date, shall be proportionately adjusted so that the holder of any Right exercised after such time shall be entitled to receive, upon payment of the Exercise Price then in effect, the aggregate number and kind of shares (or fractions thereof) of Class A Common Stock or Class B Common Stock or capital stock, as the case may be, which, if such Right had been exercised immediately prior to such date and at a time when the applicable transfer books of the Company were open, such holder would have owned upon such exercise and been entitled to receive by virtue of such dividend, subdivision, combination or reclassification. If an event occurs that would require an adjustment under both this Section 11(a)(i) and Section 11(a)(ii), the adjustment provided for in this Section 11(a)(i) shall be in addition to, and shall be made prior to, any adjustment required pursuant to Section 11(a)(ii).

(ii) Subject to Section 24, in the event any Person (other than any Exempt Person) becomes an Acquiring Person (such event, a “Flip-in Event”), unless the event causing such Person to become an Acquiring Person is a Flip-over Event, then proper provision shall be made so that promptly following the Redemption Period, each holder of a Right (except as provided below and in Section 7(e)) thereafter has the right to receive, upon exercise thereof at a price equal to the then-current Exercise Price in accordance with the terms of this Plan, in lieu of the Fractional Share Bundles, (A) such number of shares (or fractions of shares) of Class B Common Stock as shall be equal to the result obtained by (1) multiplying the then-current Exercise Price by the Class B Common Stock Fraction and (2) dividing that product (which, following such first occurrence shall thereafter be referred to as the “Class B Exercise Price” ) by fifty percent (50%) of the Current Market Price per share of Class B Common Stock on the date of such first occurrence and (B) such number of shares of Class A Common Stock as shall be equal to the result obtained by (1) multiplying the then-current Exercise Price by the Class A Common Stock Fraction and (2) dividing that product (which, following such first occurrence shall thereafter be referred to as the “Class A Exercise Price”) by fifty percent (50%) of the Current Market Price per share of Class A Common Stock on the date of such first occurrence (such number of shares (or fractions of shares) of Class B Common Stock and Class A Common Stock, the “Adjustment Shares”). Following such first occurrence of a Flip-in Event, the “Exercise Price” for each Right for all purposes of this Plan shall be an amount equal to the Class A Exercise Price plus the Class B Exercise Price calculated pursuant to this Section 11(a)(ii).

(iii) In the event that the number of shares of Class B Common Stock to be issued upon exercise of the Rights in accordance with Section 11(a)(ii) exceeds 520,715, the Board shall issue shares (or fractions of shares) of Class A Common Stock in lieu thereof. In the event that the number of shares of Class A Common Stock authorized by the Charter, but not outstanding or reserved for issuance for purposes other than upon exercise of the Rights, is not sufficient to permit the exercise in full of the Rights in accordance with Section 11(a)(ii) and the first sentence of this Section 11(a)(iii), the Board shall, to the extent permitted by applicable law and by any agreements or instruments then in effect to which the Company is a party, (A) determine the excess of (1) the value of the Adjustment Shares issuable upon the exercise of a Right (the “Current Value”) over (2) the Exercise Price (such excess being the “Spread”) and (B) with respect to each Right (subject to Section 7(e)), make adequate provision to substitute for some or all of the Adjustment Shares, upon the exercise of a Right and payment of the applicable Exercise Price, (1) cash, (2) a reduction in the Exercise Price, (3) other equity securities of the Company, (4) debt securities of the Company, (5) other assets or (6) any combination of the foregoing, having an aggregate value equal to the Current Value (less the amount of any reduction in the Exercise Price), where such aggregate value has been determined by the Board based upon the advice of a financial advisor selected by the Board; provided, however, that if the Company has not made adequate provision to deliver value pursuant to clause (B) above within thirty (30) days following the later of (x) the first occurrence of a Flip-in Event and (y) the date on which the Redemption Period expires (the later of (x) and (y) being referred to herein as the “Flip-in Trigger Date”), then the Company shall be obligated to deliver, to the extent permitted by applicable law, upon the surrender for exercise of a Right and without requiring payment of the Exercise Price, such number or fractions of shares of Class A Common Stock and Class B Common Stock (to the extent available) and then, if necessary, cash, which shares and/or cash have an aggregate value equal to the Spread. If, upon the occurrence of a Flip-in Event, the Board determines in good faith that it is likely that sufficient additional shares of Class A Common Stock and Class B Common Stock could be authorized for issuance upon exercise in full of the Rights, the thirty (30)-day period set forth above may be extended to the extent necessary, but not more than ninety (90) days after the Flip-in Trigger Date, in order that the Company may seek stockholder approval for the authorization of such additional shares (such thirty (30)-day period, as it may be extended, the “Substitution Period”). To the extent the Company determines that action should be taken pursuant to the first sentence or third sentence of this Section 11(a)(iii), the Company (x) shall provide, subject to Section 7(e), that such action shall apply uniformly to all outstanding Rights and (y) may suspend the exercisability of the Rights until the expiration of the Substitution Period in order to seek such stockholder approval for authorization of additional shares and/or to decide the appropriate form of distribution to be made pursuant to such first sentence and to determine the value thereof. In the event of any such suspension, the Company shall issue a public announcement stating that the exercisability of the Rights has been temporarily suspended, as well as a public announcement at such time as the suspension is no longer in effect. For purposes of this Section 11(a)(iii), the value of each Adjustment Share shall be (1) the Current Market Price per share of Class B Common Stock on the Flip-in Date multiplied by the number of shares (or fractions of a share) of Class B Common Stock included in the Adjustment Shares plus (2) the Current Market Price per share of Class A Common Stock on the Flip-in Trigger Date multiplied by the number of shares (or fractions of a share) of Class A Common Stock included in the Adjustment Shares. The Board may establish procedures to allocate the right to receive shares (or fractional shares) of Class B Common Stock and shares (or fractional shares) of Class A Common Stock upon the exercise of the Rights among holders of Rights pursuant to this Section 11(a)(iii).

(b) In case the Company fixes a record date for the issuance of rights (other than the Rights), options or warrants to all holders of Class B Common Stock and/or all holders of Class A Common Stock entitling them to subscribe for or purchase (for a period expiring within forty-five (45) days after such record date) Class A Common Stock, Class B Common Stock, or other equity securities of the Company, including shares, or units of shares, of common stock or preferred stock, which the Board has determined to have the same rights, privileges and preferences as the shares of Class A Common Stock or Class B Common Stock (such other equity securities being herein called “Common Stock Equivalents”)) or securities convertible, exercisable or exchangeable into Class A Common Stock, Class B Common Stock or Common Stock Equivalents at a price per share of Class A Common Stock, Class B Common Stock or per share of Common Stock Equivalents (or having a conversion or exercise price per share, if a security convertible, exercisable or exchangeable into Class A Common Stock, Class B Common Stock or Common Stock Equivalents) less than the Current Market Price per share of Class A Common Stock or Class B Common Stock, as applicable, on such record date, the Exercise Price to be in effect after such record date shall be determined by multiplying the Exercise Price in effect immediately prior to such record date by a fraction, the numerator of which shall be the number of shares of Class A Common Stock, Class B Common Stock and/or Common Stock Equivalents outstanding on such record date, plus the number of shares of Class A Common Stock, Class B Common Stock and/or Common Stock Equivalents which the aggregate offering price of the total number of shares of Class A Common Stock, Class B Common Stock and/or Common Stock Equivalents so to be offered (and/or the aggregate initial conversion or exercise price of the convertible, exercisable or exchangeable securities so to be offered) would purchase at such Current Market Price, and the denominator of which shall be the number of shares of Class A Common Stock, Class B Common Stock and/or Common Stock Equivalents outstanding on such record date, plus the number of additional shares of Class A Common Stock, Class B Common Stock and/or Common Stock Equivalents to be offered for subscription or purchase (or into which the convertible, exercisable or exchangeable securities so to be offered are initially convertible, exercisable or exchangeable). In case such subscription price may be paid by delivery of consideration part or all of which may be in a form other than cash, the value of such consideration shall be as determined in good faith by the Board, whose determination shall be conclusive for all purposes. Shares of Class A Common Stock, Class B Common Stock and Common Stock Equivalents owned by or held for the account of the Company shall not be deemed outstanding for the purpose of any such computation. Such adjustment shall be made successively whenever such a record date is fixed, and in the event that such rights, options or warrants are not so issued, the Exercise Price shall be adjusted to be the Exercise Price which would then be in effect if such record date had not been fixed.

(c) In case the Company fixes a record date for a distribution to all holders of Class B Common Stock (including any such distribution made in connection with a consolidation or merger in which the Company is the continuing or surviving entity) of evidences of indebtedness, cash (other than a regular periodic cash dividend out of the earnings or retained earnings of the Company), assets (other than a dividend payable in Class B Common Stock, but including any dividend payable in stock other than Class B Common Stock) or subscription rights, options or warrants (excluding those referred to in Section 11(b)), the Exercise Price to be in effect after such record date shall be determined by adding (1) the product of the Exercise Price in effect immediately prior to such record date multiplied by the Class A Common Stock Fraction, plus (2) (A) the product of the Exercise Price multiplied by the Class B Common Stock fraction, multiplied by (B) a fraction, the numerator of which shall be the Current Market Price per share of Class B Common Stock on such record date, less the fair market value (as determined in good faith by the Board, whose determination shall be conclusive for all purposes) of the portion of the cash, assets or evidences of indebtedness so to be distributed or of such subscription rights or warrants applicable to a share of Class B Common Stock and the denominator of which shall be such Current Market Price per share of Class B Common Stock. In case the Company fixes a record date for a distribution to all holders of Class A Common Stock (including any such distribution made in connection with a consolidation or merger in which the Company is the continuing or surviving entity) of evidences of indebtedness, cash (other than a regular periodic cash dividend out of the earnings or retained earnings of the Company), assets (other than a dividend payable in Class A Common Stock, but including any dividend payable in stock other than Class A Common Stock) or subscription rights, options or warrants (excluding those referred to in Section 11(b)), the Exercise Price to be in effect after such record date shall be determined by adding (1) the product of the Exercise Price in effect immediately prior to such record date multiplied by the Class B Common Stock Fraction, plus (2) (A) the product of the Exercise Price multiplied by the Class A Common Stock fraction, multiplied by (B) a fraction, the numerator of which shall be the Current Market Price per share of Class A Common Stock on such record date, less the fair market value (as determined in good faith by the Board, whose determination shall be conclusive for all purposes) of the portion of the cash, assets or evidences of indebtedness so to be distributed or of such subscription rights or warrants applicable to a share of Class A Common Stock and the denominator of which shall be such Current Market Price per share of Class A Common Stock. Such adjustments shall be made successively whenever such a record date is fixed, and in the event that such distribution is not so made, the Exercise Price shall be adjusted to be the Exercise Price that would have been in effect if such record date had not been fixed.

(d) For the purpose of any computation hereunder, other than computations made pursuant to Section 11(a)(iii), the “Current Market Price” per share of common stock (or similar equity interest) of an issuer on any date shall be deemed to be the average of the daily Closing Prices per share of such common stock (or other security) for the thirty (30) consecutive Trading Days immediately prior to but not including such date, and for purposes of computations made pursuant to Section 11(a)(iii), the “Current Market Price” per share of Class B Common Stock on any date shall be deemed to be the average of the daily Closing Prices per share of such Class B Common Stock for the ten (10) consecutive Trading Days immediately following but not including such date, and for purposes of computations made pursuant to Section 11(a)(iii), and the “Current Market Price” per share of Class A Common Stock on any date shall be deemed to be the average of the daily Closing Prices per share of such Class A Common Stock for the ten (10) consecutive Trading Days immediately following but not including such date; provided, however, that in the event that the Current Market Price per share of common stock (or other security) of an issuer is determined during a period following the announcement by the issuer of such common stock (or other security) of (A) a dividend or distribution on such common stock (or other security) payable in shares of such common stock (or other security) or securities convertible, exercisable or exchangeable into shares of such common stock (or other security) (other than the Rights) or (B) any subdivision, combination or reclassification of such common stock (or other security), and the ex-dividend date for such dividend or distribution, or the record date for such subdivision, combination or reclassification shall not have occurred prior to the commencement of the requisite thirty (30) Trading Day or ten (10) Trading Day period, as set forth above, then, and in each such case, the “Current Market Price” shall be properly adjusted, as determined in good faith by the Board, to take into account any trading during the period prior to such ex-dividend date or record date. If an issuer’s shares of common stock (or other security) are not publicly held or not so listed or traded, “Current Market Price” per share shall mean the fair value per share as determined in good faith by the Board, whose determination shall be conclusive for all purposes.

(e) Notwithstanding anything in this Plan to the contrary, no adjustment in the Exercise Price shall be required unless such adjustment would require an increase or decrease of at least one percent (1%) in the Exercise Price; provided, however, that any adjustments which by reason of this Section 11(e) are not required to be made shall be carried forward and taken into account in any subsequent adjustment. All calculations under this Section 11 shall be made to the nearest cent or to the nearest one ten-thousandth of a share of Class A Common Stock or one one-ten-thousandth of a share of Class B Common Stock or one ten-thousandth of any other share or security, as the case may be. Notwithstanding the first sentence of this Section 11(e), any adjustment required by this Section 11 shall be made no later than the earlier of (i) three (3) years from the date of the transaction which mandates such adjustment or (ii) the Expiration Time.

(f) If as a result of an adjustment made pursuant to Section 11(a)(ii) or Section 13(a), the holder of any Right thereafter exercised becomes entitled to receive any shares (or fractional shares) of capital stock other than Class B Common Stock and Class A Common Stock, thereafter the number of such other shares so receivable upon exercise of any Right and the Exercise Price thereof shall be subject to adjustment from time to time in a manner and on terms as nearly equivalent as practicable to the provisions with respect to the Class B Common Stock contained in Section 11(a), (b), (c), (e), (g), (h), (i), (j), (k) and (m), and the provisions of Section 7, 9, 10, 13 and 14 with respect to the Class B Common Stock and Class A Common Stock shall apply on like terms to any such other shares.

(g) All Rights originally issued by the Company subsequent to any adjustment made to the Exercise Price hereunder shall evidence the right to purchase, at the adjusted Exercise Price, the number of Fractional Share Bundles (or other securities, other assets or amount of cash or combination thereof) purchasable from time to time hereunder upon exercise of the Rights, all subject to further adjustment as provided herein.

(h) Unless the Company has exercised its election as provided in Section 11(i), upon each adjustment of the Exercise Price as a result of the calculations made in Section 11(b) and Section 11(c), each Right outstanding immediately prior to the making of such adjustment shall thereafter evidence the right to purchase, at the adjusted Exercise Price, that number of (i) fractional shares of Class B Common Stock (calculated to the nearest one ten-thousandth of a share) obtained by (A) multiplying (1) the number of fractional shares of Class B Common Stock covered by a Right immediately prior to this adjustment, by (2) the product of (x) the Exercise

Price in effect immediately prior to such adjustment of the Exercise Price multiplied by (y) the number of fractional shares of Class B Common Stock covered by a Right immediately prior to this adjustment and (B) dividing the product so obtained by the portion of the Exercise Price allocable to the Class B Common Stock Fraction in effect immediately after such adjustment of the Exercise Price and (ii) fractional shares of Class A Common Stock (calculated to the nearest one ten-thousandth of a share) obtained by (A) multiplying (1) the number of fractional shares of Class A Common Stock covered by a Right immediately prior to this adjustment, by (2) the product of (x) the Exercise Price in effect immediately prior to such adjustment of the Exercise Price multiplied by (y) the number of fractional shares of Class B Common Stock covered by a Right immediately prior to this adjustment and (B) dividing the product so obtained by the portion of the Exercise Price allocable to the Class A Common Stock Fraction in effect immediately after such adjustment of the Exercise Price.

(i) The Company may elect on or after the date of any adjustment of the Exercise Price to adjust the number of Rights, in lieu of any adjustment in fractional shares of Class B Common Stock and Class A Common Stock purchasable upon the exercise of a Right. Each of the Rights outstanding after the adjustment in the number of Rights shall be exercisable for the same Fractional Share Bundle for which a Right was exercisable immediately prior to such adjustment. Each Right held of record prior to such adjustment of the number of Rights shall become that number of Rights (calculated to the nearest one ten-thousandth) obtained by dividing the Exercise Price in effect immediately prior to adjustment of the Exercise Price by the Exercise Price in effect immediately after adjustment of the Exercise Price. The Company shall make a public announcement (with prompt written notice thereof to the Rights Agent) of its election to adjust the number of Rights, indicating the record date for the adjustment, and, if known at the time, the amount of the adjustment to be made. This record date may be the date on which the Exercise Price is adjusted or any day thereafter, but, if the Rights Certificates have been issued, shall be at least ten (10) days later than the date of the public announcement. If Rights Certificates have been issued, upon each adjustment of the number of Rights pursuant to this Section 11(i), the Company shall, as promptly as practicable, cause to be distributed to holders of record of Rights Certificates on such record date Rights Certificates evidencing, subject to Section 14, the additional Rights to which such holders shall be entitled as a result of such adjustment, or, at the option of the Company, shall cause to be distributed to such holders of record in substitution and replacement for the Rights Certificates held by such holders prior to the date of adjustment, and upon surrender thereof, if required by the Company, new Rights Certificates evidencing all the Rights to which such holders shall be entitled after such adjustment. Rights Certificates so to be distributed shall be issued, executed and countersigned in the manner provided for herein (and may bear, at the option of the Company, the adjusted Exercise Price) and shall be registered in the names of the holders of record of Rights Certificates on the record date specified in the public announcement.

(j) Irrespective of any adjustment or change in the Exercise Price or the number of shares (or fractions of shares) of Class B Common Stock and Class A Common Stock comprising the Fractional Share Bundle issuable upon the exercise of the Rights, the Rights Certificates theretofore and thereafter issued may continue to express the Exercise Price per Fractional Share Bundle and the Fractional Share Bundle which were expressed in the initial Rights Certificates issued hereunder.

(k) Before taking any action that would cause an adjustment reducing the Exercise Price below the then aggregate par value of the Fractional Share Bundle issuable upon exercise of the Rights, the Company shall take any corporate action which may, upon advice of its counsel, be necessary in order that the Company may validly and legally issue fully paid and non-assessable shares of Class A Common Stock and Class B Common Stock at such adjusted Exercise Price.

(l) In any case in which this Section 11 requires that an adjustment in the Exercise Price be made effective as of a record date for a specified event, the Company may elect to defer until the occurrence of such event the issuance to the holder of any Right exercised after such record date the Fractional Share Bundle and other capital stock or securities of the Company, if any, issuable upon such exercise over and above the Fractional Share Bundle and other capital stock or securities of the Company, if any, issuable upon such exercise on the basis of the Exercise Price in effect prior to such adjustment; provided, however, that the Company shall deliver to such holder a due bill or other appropriate instrument evidencing such holder’s right to receive such additional shares (fractional or otherwise) or securities upon the occurrence of the event requiring such adjustment.

(m) Notwithstanding anything in this Section 11 to the contrary, the Company shall be entitled (but not obligated) to make such reductions in the Exercise Price, in addition to those adjustments expressly required by this Section 11, as and to the extent that the Board, in its good faith judgment, shall determine to be advisable in order that any (i) consolidation or subdivision of the Class A Common Stock and/or Class B Common Stock, (ii) issuance wholly for cash of any shares of Class A Common Stock and/or Class B Common Stock at less than the Current Market Price, (iii) issuance wholly for cash of shares of Class A Common Stock and/or Class B Common Stock or securities that by their terms are convertible into or exercisable or exchangeable for shares of Class A Common Stock or Class B Common Stock, (iv) stock dividends or (v) issuance of rights, options or warrants referred to in this Section 11, hereafter made by the Company to holders of Class A Common Stock and/or Class B Common Stock shall not be taxable to such stockholders.

(n) The Company shall not, at any time after the Distribution Time, (i) consolidate with any other Person (other than a direct or indirect, wholly-owned Subsidiary of the Company in a transaction that complies with Section 11(o)), (ii) merge with or into any other Person (other than a direct or indirect, wholly-owned Subsidiary of the Company in a transaction that complies with Section 11(o)) or (iii) sell or transfer (or permit any Subsidiary to sell or transfer), in one transaction, or a series of related transactions, assets, cash flow or earning power aggregating to fifty percent (50%) or more of the assets, cash flow or earning power of the Company and its Subsidiaries (taken as a whole) to any other Person or Persons (other than the Company or any of its Subsidiaries in one or more transactions each of which complies with Section 11(o)), if (A) at the time of or immediately after such consolidation, merger, sale or transfer there are any rights, warrants or other instruments or securities outstanding or agreements in effect that would substantially diminish or otherwise eliminate the benefits intended to be afforded by the Rights or (B) prior to, simultaneously with or immediately after such consolidation, merger, sale or transfer, the stockholders of the Person who constitutes, or would constitute, the “Flip-over Party” for purposes of Section 13(a) shall have received a distribution of Rights previously owned by such Person or any of its Related Persons; provided, however, that this Section 11(n) shall not affect the ability of any Subsidiary of the Company to consolidate with, merge with or into, or sell or transfer assets of earning power to, any other Subsidiary of the Company.

(o) After the Distribution Time and as long as any Rights are outstanding (other than Rights that have become null and void pursuant to Section 7(e)), the Company shall not, except as permitted by Section 23, Section 24 or Section 27, take (or permit any Subsidiary to take) any action if at the time such action is taken it is reasonably foreseeable that such action will diminish substantially or otherwise eliminate the benefits intended to be afforded by the Rights.

Section 12. Certificate of Adjusted Exercise Price or Number of Shares. Whenever an adjustment is made as provided in Section 11 or Section 13, the Company shall (a) promptly prepare a certificate setting forth such adjustment and a brief, reasonably detailed statement of the facts and computations accounting for such adjustment, (b) promptly file with the Rights Agent, if any, and with each transfer agent for the Class A Common Stock and the Class B Common Stock, a copy of such certificate and (c) if a Distribution Time has occurred, mail a brief summary thereof to each holder of a Rights Certificate in accordance with Section 26. Notwithstanding the foregoing sentence, the failure of the Company to make such certification, give such notice or mail such summary shall not affect the validity of or the force or effect of the requirement for such adjustment. Any adjustment to be made pursuant to Section 11 or Section 13 shall be effective as of the date of the event giving rise to such adjustment.

Section 13. Consolidation, Merger or Sale or Transfer of Assets, Cash Flow or Earning Power.

(a) In the event that, following the Stock Acquisition Date, directly or indirectly, (i) the Company shall consolidate with, or merge with and into, any other Person (other than a direct or indirect, wholly-owned Subsidiary of the Company in a transaction that complies with Section 11(o)), and the Company is not the continuing or surviving entity of such consolidation or merger, (ii) any Person (other than a direct or indirect, wholly-owned Subsidiary of the Company in a transaction that complies with Section 11(o)) shall engage in a share exchange with or shall consolidate with, or merge with or into, the Company, and the Company is the continuing or surviving entity of such consolidation or merger and, in connection with such share exchange, consolidation or merger, all or part of the outstanding shares of Common Stock is converted into or exchanged for stock or other securities of any other Person or cash or any other property or (iii) the Company sells or otherwise transfers (or one or more of its direct or indirect, wholly-owned Subsidiaries sells or otherwise transfers) in one transaction or a series of related transactions, assets, cash flow or earning power aggregating to fifty percent (50%) or more of the assets, cash flow or earning power of the Company and its Subsidiaries (taken as a whole) to any Person or Persons (other than the Company or any of its direct or indirect, wholly-owned Subsidiaries in one or more transactions each of which complies with Section 11(o)) (any event described in clause (i), (ii) or (iii) of this Section 13(a) following the Stock Acquisition Date, a “Flip-over Event”), then, and in each such case, proper provision shall be made so that: (A) each holder of a Right, except as provided in Section 7(e), shall have the right to receive upon the exercise thereof at the then-current Exercise Price in accordance with the terms of this Plan, in lieu of the Fractional Share Bundle, such number of validly authorized and issued, fully paid, non-assessable and freely tradeable shares of Flip-over Stock, not subject to any liens, encumbrances, rights of first refusal, transfer restrictions or other adverse claims, as shall be equal to the result obtained by (1) multiplying the then-current Exercise Price by the sum of the Class A Common Stock Fraction and the Class B Common Stock Fraction immediately prior to the first occurrence of a Flip-over Event (or, if a Flip-in Event has occurred prior to the first occurrence of a Flip-over Event, multiplying the sum of the Class A Common Stock Fraction and the Class B Common Stock Fraction immediately prior to the first occurrence of a Flip-in Event by the Exercise Price in effect immediately prior to such first occurrence) and (2) dividing that product (which, following the first occurrence of a Flip-over Event, shall be referred to as the “Exercise Price” for each Right and for all purposes of this Plan) by fifty percent (50%) of the Current Market Price (determined pursuant to Section 11(d)(i)) per share of the Flip-over Stock on the date of consummation of such Flip-over Event; (B) such Flip-over Party shall thereafter be liable for, and shall assume, by virtue of such Flip-over Event, all the obligations and duties of the Company pursuant to this Plan; (C) the term “Company” shall thereafter be deemed to refer to such Flip-over Party, it being specifically intended that the provisions of Section 11 shall apply only to such Flip-over Party following the first occurrence of a Flip-over Event; (D) such Flip-over Party shall take such steps (including the reservation of a sufficient number of shares of Flip-over Stock) in connection with the consummation of any such transaction as may be necessary to ensure that the provisions hereof shall thereafter be applicable, as nearly as reasonably may be possible, in relation to its shares of Flip-over Stock thereafter deliverable upon the exercise of the Rights; and (E) the provisions of Section 11(a)(ii) shall be of no effect following the first occurrence of any Flip-over Event.

(b) “Flip-over Party” shall mean:

(i) in the case of any transaction described in Section 13(a)(i) or (ii), (A) the Person (including the Company as successor thereto or as the surviving entity) that is the issuer of any securities into which shares of Common Stock are converted or exchanged in such share exchange, consolidation or merger, or, if there is more than one such issuer, the issuer whose common stock (or similar equity interest) has the highest aggregate market value; and (B) if no securities are so issued, (1) the Person that is the other party to such merger, if such Person survives the merger, or, if there is more than one such Person, the Person whose common stock (or similar equity interest) has the highest aggregate market value, (2) if the Person that is the other party to such share exchange, consolidation or merger does not survive the merger, the Person that does survive the merger (including the Company, if it survives) or (3) the Person resulting from the consolidation; and

(ii) in the case of any transaction described in Section 13(a)(iii), the Person that is the party receiving the greatest portion of the assets, cash flow or earning power transferred pursuant to such transaction or transactions, or, if each Person that is a party to such transaction or transactions receives the same portion of the assets, cash flow or earning power transferred pursuant to such transaction or transactions or if the Person receiving the greatest portion of the assets, cash flow or earning power cannot be determined, whichever such Person the common stock (or similar equity interest) of which has the highest aggregate market value;

provided, however, that in any such case described in the foregoing clause (i) or (ii) of this Section 13(b), (x) if the common stock (or similar equity interest) of such Person is not at such time and has not been continuously over the preceding twelve (12) month period registered under Section 12 of the Exchange Act, and such Person is a direct or indirect Subsidiary of another Person, the common stock (or similar equity interest) of which is and has been so registered, “Flip-over Party” shall refer to such other Person; (y) in case such Person is a Subsidiary, directly or indirectly, of more than one Person, the common stock (or similar equity interest) of two or more of which are and have been so registered, “Flip-over Party” shall refer to whichever of such Persons is the issuer of the common stock (or similar equity interest) having the greatest aggregate market value; and (z) if the common stock (or similar equity interest) of such Person is not at such time and has not been so registered and such Person is owned, directly or indirectly, by a joint venture formed by two or more Persons that are not owned, directly or indirectly, by the same Person, the rules set forth in the foregoing clauses (x) and (y) will apply to each of the chains of ownership having an interest in such joint venture as if such Person were a Subsidiary of both or all of such joint ventures, and the Flip-over Parties in each such chain shall bear the obligations set forth in this Section 13 in the same ratio as their direct or indirect interests in such Person bear to the total of such interests.

(c) The Company shall not consummate any Flip-over Event unless the Flip-over Party has a sufficient number of authorized shares of Flip-over Stock (or similar equity interest) which have not been issued or reserved for issuance to permit the exercise in full of the Rights in accordance with this Section 13 and unless prior thereto the Company and such Flip-over Party shall have executed and delivered to the Rights Agent, if any, a supplemental agreement providing for the terms set forth in Section 13(a) and Section 13(b) and further providing that, as soon as practicable after the date of any exchange, consolidation, merger, sale or transfer of assets mentioned in Section 13(a), the Flip-over Party, at its own expense, shall:

(i) if required to file a registration statement under the Act with respect to the Rights and the securities purchasable upon exercise of the Rights, (A) prepare and file such registration statement on an appropriate form and (B) use its best efforts to cause such registration statement to become effective as soon as practicable after such filing and remain effective (with a prospectus at all times meeting the requirements of the Act) until the Expiration Time;

(ii) qualify or register the Rights and take such action as may be required to ensure that any such acquisition of such securities purchasable upon exercise of the Rights under blue sky laws of each jurisdiction, as may be necessary or appropriate;

(iii) deliver to holders of the Rights historical financial statements for the Flip-over Party and each of its Affiliates that comply in all respects with the requirements for registration on Form 10 under the Exchange Act;

(iv) use its best efforts to obtain any and all necessary regulatory approvals as may be required with respect to the securities purchasable upon exercise of the Rights;

(v) use its best efforts, if the common stock of the Flip-over Party is listed or admitted to trading on the Nasdaq, the NYSE or on another national securities exchange, to list or admit to trading (or continue the listing of) the Rights and the securities purchasable upon exercise of the Rights on the Nasdaq, the NYSE or on such securities exchange, or if the securities of the Flip-over Party that may be acquired upon exercise of the Rights are not listed or admitted to trading on the Nasdaq, the NYSE or on another national securities exchange, to cause the Rights and the securities purchasable upon exercise of the Rights to be authorized for quotation on any other system then in use; and

(vi) obtain waivers of any rights of first refusal or preemptive rights in respect of the common stock of the Flip-over Party subject to purchase upon exercise of outstanding Rights.

(d) In case the Flip-over Party has, at any relevant time (including the time of the Flip-over Event or immediately thereafter), a provision in any of its authorized securities or in its certificate or articles of incorporation, bylaws or other instrument governing its affairs, or any other agreements or arrangements, which provision would have the effect of (i) causing such Flip-over Party to issue (other than to holders of Rights pursuant to this Section 13), in connection with, or as a consequence of, the consummation of a Flip-over Event, shares of common stock (or similar equity interests) of such Flip-over Party at less than the then Current Market Price or securities exercisable for, or convertible into, common stock of such Flip-over Party at less than such then Current Market Price; (ii) providing for any special payment, tax or similar provision in connection with the issuance of common stock of such Flip-over Party pursuant to this Section 13 or (iii) otherwise eliminating or substantially diminishing the benefits intended to be afforded by the Rights in connection with, or as a consequence of, a Flip-over Event, then in each such case, the Company may not consummate any such Flip-over Event unless prior thereto, the Company and such Flip-over Party have executed and delivered to the Rights Agent, if any, a supplemental agreement providing that the provision in question of such Flip-over Party has been cancelled, waived or amended, or that the authorized securities have been redeemed, so that the applicable provision will have no effect in connection with, or as a consequence of, the consummation of such Flip-over Event.

(e) The Company covenants and agrees that it shall not, at any time after a Flip-in Event, enter into any transaction of the type described in Section 13(a)(i) through Section 13(a)(iii) if (i) at the time of or immediately after such transaction there are any rights, warrants or other instruments or securities outstanding or agreements in effect which would substantially diminish or otherwise eliminate the benefits intended to be afforded by the Rights; (ii) prior to, simultaneously with or immediately after such transaction, the stockholders of the Person who constitutes, or would constitute, the Flip-over Party for purposes of Section 13(b) have received a distribution of Rights previously owned by such Person or any Related Person thereof or (iii) the form or nature of organization of the Flip-over Party would preclude or limit the exercisability of the Rights.

(f) Notwithstanding anything herein to the contrary, in the event of any merger or acquisition transaction involving the Company pursuant to a merger or other acquisition agreement between the Company and any Person (or one or more of such Person’s Related Persons), which agreement has been approved by the Board prior to any Person becoming an Acquiring Person, this Plan and the rights of holders of Rights hereunder shall be terminated in accordance with Section 7(a).

(g) The provisions of this Section 13 shall similarly apply to successive exchanges, consolidations, mergers, sales or other transfers. In the event that a Flip-over Event occurs at any time after the occurrence of a Flip-in Event, the Rights that have not theretofore been exercised shall thereafter become exercisable in the manner described in Section 13(a).

Section 14. Fractional Rights and Fractional Shares.

(a) The Company shall not be required to issue fractions of Rights, except prior to the Distribution Time as provided in Section 11, or to distribute Rights Certificates which evidence fractional Rights. In lieu of such fractional Rights, there shall be paid to the registered holders of the Rights Certificates with regard to which such fractional Rights would otherwise be issuable, an amount in cash equal to the same fraction of the current market value of a whole Right. For purposes of this Section 14(a), the current market value of a whole Right shall be the Closing Price of the Rights for the Trading Day immediately prior to the date on which such fractional Rights would have been otherwise issuable.

(b) The Company shall not be required to issue fractions of shares of Class A Common Stock or Class B Common Stock (other than fractions that are integral multiples of one Class A Common Stock Fraction or one Class B Common Stock Fraction, as applicable and as the same may be adjusted pursuant to the terms of this Plan) upon exercise of the Rights or to distribute certificates which evidence fractional shares of Class A Common Stock or Class B Common Stock (other than fractions that are integral multiples of one Class A Common Stock Fraction or one Class B Common Stock Fraction, as applicable and as the same may be adjusted pursuant to the terms of this Plan). Fractions of shares of Class A Common Stock or Class B Common Stock in integral multiples of one Class A Common Stock Fraction or one Class B Common Stock Fraction, respectively and as the same may be adjusted pursuant to the terms of this Plan, may, at the election of the Company, be evidenced by depositary receipts pursuant to an appropriate agreement between the Company and a depositary selected by it; provided, however, that such agreement shall provide that the holders of such depositary receipts shall have all the rights, privileges and preferences to which they are entitled as Beneficial Owners of the shares represented by such depositary receipts. In lieu of fractional shares of Class A Common Stock or Class B Common Stock that are not integral multiples of one Class A Common Stock Fraction or one Class B Common Stock Fraction, respectively, the Company shall pay to the registered holders of Rights Certificates at the time such Rights are exercised as herein provided an amount in cash equal to the same fraction of the current market value of one Fractional Share Bundle. For purposes of this Section 14(b), the current market value of one Fractional Share Bundle shall be the sum of (i) the Closing Price of one share of Class A Common Stock multiplied by the Class A Common Stock Fraction plus (ii) the Closing Price of one Class B Common Stock multiplied by the Class B Common Stock Fraction, in each case, for the Trading Day immediately prior to the date of such exercise.

(c) The holder of a Right by the acceptance of the Rights expressly waives such holder’s right to receive any fractional Rights or any fractional shares upon exercise of a Right, except as permitted by this Section 14.

Section 15. Rights of Action. All rights of action in respect of this Plan are vested in the respective registered holders of the Rights Certificates (and, prior to the Distribution Time, the registered holders of the Common Stock); and any registered holder of any Rights Certificate (or, prior to the Distribution Time, any registered holder of shares of Common Stock), without the consent of the holder of any other Rights Certificate (or, prior to the Distribution Time, of the Common Stock), may, in such holder’s own behalf and for such holder’s own benefit, enforce, and may institute and maintain any suit, action or proceeding against the Company or any other Person to enforce, or otherwise act in respect of, such holder’s right to exercise the Rights evidenced by such Rights Certificate in the manner provided in such Rights Certificate and in this Plan. Without limiting the foregoing or any remedies available to the holders of Rights, it is specifically acknowledged that the holders of Rights would not have an adequate remedy at law for any breach of this Plan by the Company and shall be entitled to specific performance of the obligations hereunder and injunctive relief against actual or threatened violations of the obligations of the Company under this Plan.

Section 16. Agreement of Rights Holders. Every holder of a Right, by accepting such Right, consents and agrees with the Company and with every holder of a Right that:

(a) prior to the Distribution Time, the Rights shall be transferable only in connection with the transfer of Common Stock;

(b) after the Distribution Time, the Rights Certificates shall be transferable only on the registry books of the Company, if surrendered at the principal executive office of the Company, or the Rights Agent, if a Rights Agent is appointed by the Company hereunder, only on the registry book of the Rights Agent, if surrendered at the principal shareholder services office of the Rights Agent, duly endorsed or accompanied by a proper instrument of transfer and with the appropriate forms and certificates properly completed and duly executed, accompanied by a Signature Guarantee and such other documentation as the Company or the Rights Agent, if any, as the case may be, may reasonably request;

(c) subject to Section 6(a) and Section 7(f), the Company and the Rights Agent, if any, may deem and treat the Person in whose name a Rights Certificate (or, prior to the Distribution Time, any associated Common Stock certificate) is registered as the absolute owner thereof and of the Rights evidenced thereby (notwithstanding any notations of ownership or writing on the Rights Certificates or any associated Common Stock certificates made by anyone other than the Company or the Rights Agent, if any) for all purposes whatsoever, and neither the Company nor the Rights Agent, subject to the last sentence of Section 7(e), shall be required to be affected by any notice to the contrary; and

(d) notwithstanding anything in this Plan to the contrary, neither the Company nor the Rights Agent, if any, shall have any liability to any holder of a Right or other Person as a result of its inability to perform any of its obligations under this Plan by reason of any preliminary or permanent injunction or other order, decree, judgment or ruling (whether interlocutory or final) issued by a court of competent jurisdiction or by a governmental, regulatory, self-regulatory or administrative agency or commission, or any statute, rule, regulation or executive order promulgated or enacted by any governmental authority, prohibiting or otherwise restraining performance of such obligation; provided, however, the Company shall use commercially reasonable efforts to have any such injunction, order, decree, judgment or ruling lifted or otherwise overturned as promptly as practicable.

Section 17. Rights Certificate Holder Not Deemed a Stockholder. No holder, as such, of any Rights Certificate shall be entitled to vote, receive dividends or be deemed for any purpose to be the holder of the number of Class A Common Stock Fractions or Class B Common Stock Fractions or any other securities of the Company that may at any time be issuable upon the exercise of the Rights represented thereby, nor shall anything contained herein or in any Rights Certificate be construed to confer upon the holder of any Rights Certificate, as such, any of the rights of a stockholder of the Company or any right to vote for the election of directors or upon any matter submitted to stockholders at any meeting thereof, or to give or withhold consent to any corporate action, or to receive notice of meetings or other actions affecting stockholders (except as provided in Section 25), or to receive dividends or subscription rights, or otherwise, until the Right or Rights evidenced by such Rights Certificate shall have been exercised in accordance with the provisions hereof.

Section 18. [Intentionally Omitted.].

Section 19. [Intentionally Omitted.].

Section 20. [Intentionally Omitted.].

Section 21. [Intentionally Omitted.].

Section 22. Issuance of New Rights Certificates. Notwithstanding any of the provisions of this Plan or of the Rights to the contrary, the Company may, at its option, issue new Rights Certificates evidencing Rights in such form as may be approved by its Board to reflect any adjustment or change in the Exercise Price and the number or kind or class of shares or other securities or property purchasable under the Rights Certificates made in accordance with this Plan. In addition, in connection with the issuance or sale of shares of Common Stock following the Distribution Time and prior to the redemption or expiration of the Rights, the Company (a) shall, with respect to shares of Common Stock so issued or sold pursuant to the exercise of stock options or under any employee plan or arrangement, granted or awarded prior to the Distribution Time, or upon the exercise, conversion or exchange of securities hereinafter issued by the Company, and (b) may, in any other case, if deemed necessary or appropriate by the Board, issue Rights Certificates representing an appropriate number of Rights in connection with such issuance or sale; provided, however, that (i) no such Rights Certificate shall be issued if, and to the extent that, the Company shall be advised by counsel that such issuance would create a significant risk of material adverse tax consequences to the Company or the Person to whom such Rights Certificate would be issued, (ii) no such Rights Certificate shall be issued if, and to the extent that, appropriate adjustment shall otherwise have been made in lieu of the issuance thereof and (iii) no such Rights Certificate shall be issued pursuant to this Section 22 to any Acquiring Person or other Person whose Rights would become null and void pursuant to Section 7(e).

Section 23. Redemption and Termination.

(a) The Board may, at its option and in its sole discretion, at any time prior to the earlier of (i) such time as any Person becomes an Acquiring Person or (ii) the Final Expiration Time (such time being hereinafter referred to as the “Redemption Period”), direct the Company to, and, if directed by the Board, the Company shall redeem all but not less than all of the then outstanding Rights at a redemption price of $0.001 per Right, as such amount may be appropriately adjusted to reflect any stock split, reverse stock split, stock dividend or similar transaction occurring after the date hereof (such redemption price being hereinafter referred to as the “Redemption Price”). The Company may, at its option, pay the Redemption Price in cash, shares of Common Stock (based on the Current Market Price of the applicable class or series of Common Stock at the time of redemption) or any other form of consideration deemed appropriate by the Board. The redemption of the Rights by the Board may be made effective at such time, on such basis and with such conditions as the Board in its sole discretion may establish.

(b) Immediately upon the action of the Board directing the redemption of the Rights pursuant to Section 23(a) or such later time as the Board may establish for the effectiveness of such redemption, and without any further action and without any notice, the right to exercise the Rights will terminate and the only right thereafter of the holders of Rights shall be to receive the Redemption Price for each Right so held. Within ten (10) days after the action of the Board ordering the redemption of the Rights, the Company shall give notice of such redemption to the holders of the then outstanding Rights by mailing such notice to all such holders at their last addresses as they appear upon the registry books of the transfer agent for the Common Stock; provided, however, that the failure to give, or any defect in, such notice shall not affect the validity of such redemption. Any notice which is mailed in the manner herein provided shall be deemed given, whether or not the holder receives the notice. Each such notice of redemption shall state the method by which the payment of the Redemption Price will be made. The Company may, at its option, discharge all of its obligations with respect to the Rights by (i) issuing a press release announcing the manner of redemption of the Rights and (ii) mailing payment of the Redemption Price to the registered holders of the Rights at their last addresses as they appear on the registry books of the Company or the Rights Agent, if any, or, prior to the Distribution Time, on the registry books of the transfer agent of the Common Stock, and upon such action, all outstanding Rights Certificates shall be null and void without any further action.

Section 24. Exchange.

(a) The Board may, at its option, at any time after any Person becomes an Acquiring Person, direct the Company to, and, if directed by the Board, the Company shall, exchange all or part of the then outstanding Rights (whether or not such Rights are then exercisable and whether or not the Distribution Time has occurred) (which shall not include Rights that have become null and void pursuant to Section 7(e)) for Fractional Share Bundles at an exchange ratio of one Class A Common Stock Fraction and one Class B Common Stock Fraction per Right, appropriately adjusted to reflect any stock split, reverse stock split, stock dividend or similar transaction occurring after the date hereof (such exchange ratio being hereinafter referred to as the “Exchange Ratio”). From and after the occurrence of a Flip-over Event, any Rights that theretofore have not been exchanged pursuant to this Section 24(a) shall thereafter be exercisable only in accordance with Section 13 and may not be exchanged pursuant to this Section 24(a). Before effecting an exchange pursuant to this Section 24, the Board may direct the Company to enter into a trust agreement in such form and with such terms as the Board shall then approve (the “Trust Agreement”). If the Board so directs, the Company shall enter into the Trust Agreement and shall issue to the trust created by such agreement (the “Trust”) all or some (as designated by the Board) of the shares of Common Stock issuable pursuant to the exchange, and all or some (as designated by the Board) holders of Rights entitled to receive shares pursuant to the exchange shall be entitled to receive such shares (and any dividends paid or distributions made thereon after the date on which such shares are deposited in the Trust) only from the Trust and solely upon compliance with the relevant terms and provisions of the Trust Agreement.

(b) Immediately upon the effectiveness of the action of the Board directing the Company to exchange any Rights pursuant to Section 24(a) and without any further action and without any notice, the right to exercise such Rights shall terminate and the only right thereafter of a holder of any such Rights shall be to receive that number of shares of Class A Common Stock and Class B Common Stock equal to the number of such Rights held by such holder multiplied by the Exchange Ratio. The Company shall promptly give public notice of any exchange. The Company promptly thereafter shall mail a notice of any such exchange to all of the holders of such Rights at their last addresses as they appear upon the registry books of the Company. Any notice which is mailed in the manner herein provided shall be deemed given, whether or not the holder receives the notice. Each such notice of exchange shall state the method by which the exchange of Rights for shares of Class A Common Stock and Class B Common Stock shall be effected and, in the event of any partial exchange, the number of Rights which will be exchanged. Any partial exchange shall be effected pro rata based on the number of Rights (other than Rights which have become null and void pursuant to Section 7(e)) held by each holder of Rights. Prior to effecting any exchange and registering shares of Class A Common Stock and Class B Common Stock in any Person’s name, including any nominee or transferee of a Person, the Company may require (or cause the trustee of the Trust to require), as a condition thereof, that any holder of Rights provide evidence, including the identity of the Beneficial Owners thereof and their Related Persons (or former Beneficial Owners thereof and their Related Persons) as the Company reasonably requests in order to determine if such Rights are null and void. If any Person fails to comply with such request, the Company shall be entitled conclusively to deem the Rights formerly held by such Person to be null and void pursuant to Section 7(e). No failure to give, or any defect in, any notice provided under this Section 24(b) shall affect the validity of any exchange. Any shares of Class A Common Stock, Class B Common Stock or other securities issued at the direction of the Board in connection herewith shall be validly issued, fully paid and non-assessable shares of Class A Common Stock, Class B Common Stock or of such other securities, as the case may be.

(c) Upon declaring an exchange pursuant to this Section 24, or as promptly as reasonably practicable thereafter, the Company may implement such procedures as it deems appropriate, in its sole discretion, for the purpose of ensuring that the Class A Common Stock and Class B Common Stock (or such other consideration) issuable upon an exchange pursuant to this Section 24 is not received by holders of Rights that have become null and void pursuant to Section 7(e).

(d) In the event that the number of shares of Class B Common Stock to be issued upon exercise of the Rights in accordance with Section 11(a)(ii) in connection with an exchange of Rights as contemplated in accordance with this Section 24 exceeds 520,715, then the Company shall issues shares of Class A Common Stock in lieu thereof. In the event that there are not sufficient shares of Class A Common Stock issued but not outstanding or authorized but unissued to permit the exchange of Rights as contemplated in accordance with this Section 24, the Company may substitute for some or all of the shares of Class A Common Stock, (1) cash, (2) other equity securities of the Company, (3) debt securities of the Company, (4) other assets or (5) any combination of the foregoing, having an aggregate value equal to such shares, where such aggregate value has been determined by the Board based upon the advice of a financial advisor selected by the Board.

Section 25. Notice of Certain Events.

(a) In the event the Company proposes, at any time after the earlier of the Distribution Time or the Stock Acquisition Date, (i) to pay any dividend payable in stock of any class or series to the holders of Class A Common Stock and/or Class B Common Stock or to make any other distribution to the holders of Class A Common Stock and/or Class B Common Stock (other than a regular periodic cash dividend out of earnings or retained earnings of the Company), (ii) to offer to the holders of Class A Common Stock and/or Class B Common Stock rights or warrants to subscribe for or to purchase any additional shares of Class A Common Stock or Class B Common Stock or shares of stock of any class or any other securities, rights or options, (iii) to effect any reclassification of its Class A Common Stock and/or Class B Common Stock (other than a reclassification involving only the subdivision of outstanding shares of Class A Common Stock and/or Class B Common Stock), (iv) to effect any consolidation or merger into or with any other Person (other than a direct or indirect, wholly-owned Subsidiary of the Company in a transaction which complies with Section 11(o)), or to effect any sale or other transfer (or to permit one or more of its Subsidiaries to effect any sale or other transfer), in one transaction or a series of related transactions, of fifty percent (50%) or more of the assets, cash flow or earning power of the Company and its Subsidiaries (taken as a whole) to any other Person or Persons (other than the Company or any of its Subsidiaries in one or more transactions each of which complies with Section 11(o)), or (v) to effect the liquidation, dissolution or winding up of the Company, then, in each such case, the Company shall give to each registered holder of a Right, to the extent feasible and in accordance with Section 26, a notice of such proposed action, which shall specify the record date for the purposes of such stock dividend, distribution of rights or warrants, or the date on which such reclassification, consolidation, merger, sale, transfer, liquidation, dissolution or winding up is to take place and the date of participation therein by the holders of the shares of Class A Common Stock and/or Class B Common Stock, if any such date is to be fixed, and such notice shall be so given in the case of any action covered by the foregoing clause (i) or (ii) at least twenty (20) days prior to the record date for determining holders of the shares of Class A Common Stock and/or Class B Common Stock for purposes of such action, and in the case of any such other action, at least twenty (20) days prior to the date of the taking of such proposed action or the date of participation therein by the holders of the shares of Class A Common Stock and/or Class B Common Stock, whichever shall be the earlier; provided, however, that no such action shall be taken pursuant to this Section 25(a) that will or would conflict with any provision of the Charter; provided further that no such notice is required pursuant to this Section 25 if any Subsidiary of the Company effects a consolidation or merger with or into, or effects a sale or other transfer of assets or earning power to, any other Subsidiary of the Company.

(b) In case a Flip-in Event occurs, then, in any such case, (i) the Company shall as soon as practicable thereafter give to each registered holder of a Right, to the extent feasible and in accordance with Section 26, a notice of the occurrence of such event, which shall specify the event and the consequences of the event to holders of Rights under Section 11(a)(ii), and (ii) all references to Class B Common Stock in Section 25(a) shall be deemed thereafter to refer to any other securities that may be acquired upon exercise of a Right.

(c) In case any Flip-over Event occurs, the Company shall, as soon as practicable thereafter, give to each registered holder of a Rights Certificate, to the extent feasible, a written notice of the occurrence of such event, which notice shall describe such event and the consequences of such event to holders of Rights under Section 13(a).

Section 26. Notices. Notices or demands authorized by this Plan to be given or made by the Rights Agent, if any, or by the registered holder of any Right to or on the Company shall be sufficiently given or made if in writing and sent by first-class or express United States mail, FedEx or United Parcel Service or any other nationally recognized courier service, postage prepaid, (or by facsimile transmission or email, if receipt is confirmed telephonically) addressed (until another address is filed in writing with the Rights Agent, if any) as follows:

Kelly Services, Inc.

999 West Big Beaver Road

Troy, Michigan 48084

Attention: Vanessa Williams

Email: vanessa.williams@kellyservices.com

with a copy (which shall not constitute notice) to:

Potter Anderson & Corroon LLP

1313 North Market Street, 6th Floor

Wilmington, DE 19801

Attention: Mark A. Morton; Michael A. Pittenger; Rebecca E. Salko

Email: mmorton@potteranderson.com; mpittenger@potteranderson.com;

rsalko@potteranderson.com

Notices or demands authorized by this Plan to be given or made by the Company or the Rights Agent, if any, to the holder of any Rights Certificate (or, if prior to the Distribution Time, to the holder of shares of Common Stock) shall be sufficiently given or made if in writing, sent by first-class or express United States mail, FedEx or United Parcel Service or any other nationally recognized courier service, postage prepaid, addressed to such holder at the address of such holder as shown on the registry books of the Company.

Section 27. Supplements and Amendments. Except as otherwise provided in this Section 27, the Company, by action of the Board, may from time to time and in its sole and absolute discretion supplement or amend this Plan in any respect without the approval of any holders of Rights (a) prior to the Stock Acquisition Date, in any respect, and (b) on or after the Stock Acquisition Date, (i) to make any changes that the Company may deem necessary or desirable that do not materially adversely affect the interests of the holders of Rights (other than the Acquiring Person, any Related Person thereof or any transferee of any Acquiring Person or any Related Person thereof), (ii) to cure any ambiguity or (iii) to correct or supplement any provision contained herein that may be inconsistent with any other provision herein, including any change in order to satisfy any applicable law, rule or regulation. Without limiting the foregoing, the Company, by action of the Board, may, at any time before any Person becomes an Acquiring Person, amend this Plan to make this Plan inapplicable to a particular transaction by which a Person might otherwise become an Acquiring Person or to otherwise alter the terms and conditions of this Plan as they may apply with respect to any such transaction. For the avoidance of doubt, the Company shall be entitled to adopt and implement such procedures and arrangements (including with third parties) as it may deem necessary or desirable to facilitate the exercise, exchange, trading, issuance or distribution of the Rights (and the shares of Class B Common Stock issuable and deliverable upon the exercise of the Rights) as contemplated hereby and to ensure that an Acquiring Person and its Related Persons and transferees do not obtain the benefits thereof, and any amendment in respect of the foregoing shall be deemed not to adversely affect the interests of the holders of Rights. Prior to the Distribution Time, the interests of the holders of Rights shall be deemed coincident with the interests of holders of shares of Common Stock.

Section 28. Successors. All the covenants and provisions of this Plan by or for the benefit of the Company shall bind and inure to the benefit of its respective successors and assigns hereunder.

Section 29. Determination and Action by the Board. The Board, or a duly authorized committee thereof, shall have the power and authority to administer this Plan and to exercise all rights and powers specifically granted to the Board or to the Company, or as may be necessary or advisable in the administration of this Plan, including the right and power to (a) interpret the provisions of this Plan and (b) make all determinations deemed necessary or advisable for the administration of this Plan (including a determination whether or not to redeem the Rights, to exchange the Rights or to amend this Plan).

Nothing in this Section 29 or in any other provision of this Plan is intended to or shall be deemed to modify or eliminate the fiduciary duties of the directors to the Company and its stockholders, nor eliminate or otherwise limit the liability of the directors for breaches of fiduciary duty or the ability of any court of competent jurisdiction to interpret and enforce the terms of this Plan.

Section 30. Benefits of this Plan. Nothing in this Plan shall be construed to give to any Person other than the Company and the registered holders of the Rights Certificates (and, prior to the Distribution Time, registered holders of the Common Stock) any legal or equitable right, remedy or claim under this Plan; but this Plan shall be for the sole and exclusive benefit of the Company and the registered holders of the Rights Certificates (and, prior to the Distribution Time, registered holders of the Common Stock).

Section 31. [Intentionally Omitted.].

Section 32. Severability. If any term, provision, covenant or restriction of this Plan or the Rights is held by a court of competent jurisdiction or other authority to be invalid, void or unenforceable, the remainder of the terms, provisions, covenants and restrictions of this Plan and the Rights shall remain in full force and effect and shall in no way be affected, impaired or invalidated; provided, however, that notwithstanding anything in this Plan to the contrary, if any such term, provision, covenant or restriction is held by such court or authority to be invalid, void or unenforceable and the Board determines in its good faith judgment that severing the invalid language from this Plan or the Rights would adversely affect the purpose or effect of this Plan, the right of redemption set forth in Section 23 shall be reinstated and shall not expire until the Close of Business on the tenth (10th) day following the date of such determination by the Board.

Section 33. Governing Law. This Plan, each Right and each Rights Certificate issued hereunder shall be deemed to be a contract made under the laws of the State of Delaware and for all purposes shall be governed by and construed in accordance with the laws of such State applicable to contracts made and to be performed entirely within such State. The Company and each holder of Rights hereby irrevocably submits to the exclusive jurisdiction of the Court of Chancery of the State of Delaware, or, if, and only if, such court lacks subject matter jurisdiction, the Superior Court of the State of Delaware (Complex Commercial Litigation Division), over any suit, action or proceeding arising out of or relating to this Plan. The Company and each holder of Rights acknowledge that the forum designated by this Section 33 has a reasonable relation to this Plan and to such Persons’ relationship with one another. The Company and each holder of Rights hereby waive, to the fullest extent permitted by applicable law, any objection which they now or hereafter have to personal jurisdiction or to the laying of venue of any such suit, action or proceeding brought in any court referred to in this Section 33. The Company and each holder of Rights undertake not to commence any action subject to this Plan in any forum other than the forum described in this Section 33. The Company and each holder of Rights agree that, to the fullest extent permitted by applicable law, a final and non-appealable judgment in any such suit, action or proceeding brought in any such court shall be conclusive and binding upon such Persons.

Section 34. Counterparts. This Plan may be executed in any number of counterparts and each of such counterparts shall for all purposes be deemed to be an original, and all such counterparts shall together constitute but one and the same instrument. Delivery of an executed signature page of this Plan by facsimile or other customary means of electronic transmission (e.g., “pdf”) shall be as effective as delivery of a manually executed counterpart hereof.

Section 35. Descriptive Headings; Interpretation. Descriptive headings of the several Sections of this Plan are inserted for convenience only and shall not control or affect the meaning or construction of any of the provisions hereof. The words “include,” “includes” and “including” shall be deemed to be followed by the phrase “without limitation.” Each reference in this Plan to a period of time following or after a specified date or event shall be calculated without including such specified date or the day on which such specified event occurs.

* * * * * * *

[Signature page follows.]

KELLY SERVICES, INC.

By:	/s/ Chris Layden
Name: Chris Layden
Title: President and Chief Executive Officer

Signature Page to Stockholder Rights Plan

Exhibit A

[Form of Rights Certificate]

Certificate No. R-   __________ Rights

NOT EXERCISABLE AFTER JANUARY 10, 2027 OR EARLIER IF REDEEMED OR EXCHANGED BY THE COMPANY OR AN EARLIER “EXPIRATION TIME” (AS DEFINED IN THE RIGHTS PLAN) OCCURS. AS SET FORTH IN THE RIGHTS PLAN, THE RIGHTS ARE SUBJECT TO REDEMPTION, AT THE OPTION OF THE COMPANY, AT $0.001 PER RIGHT, AND TO ADJUSTMENT OR EXCHANGE ON THE TERMS SET FORTH IN THE RIGHTS PLAN. UNDER CERTAIN CIRCUMSTANCES, RIGHTS BENEFICIALLY OWNED BY AN “ACQUIRING PERSON” OR ANY “RELATED PERSON” OF AN “ACQUIRING PERSON” (AS SUCH TERMS ARE DEFINED IN THE RIGHTS PLAN) AND ANY SUBSEQUENT HOLDER OF SUCH RIGHTS SHALL BECOME NULL AND VOID.

[THE RIGHTS REPRESENTED BY THIS RIGHTS CERTIFICATE ARE OR WERE BENEFICIALLY OWNED BY A PERSON WHO WAS OR BECAME AN “ACQUIRING PERSON” OR A “RELATED PERSON” OF AN “ACQUIRING PERSON” (AS SUCH TERMS ARE DEFINED IN THE RIGHTS PLAN). ACCORDINGLY, THIS RIGHTS CERTIFICATE AND THE RIGHTS REPRESENTED HEREBY SHALL BECOME NULL AND VOID IN THE CIRCUMSTANCES SPECIFIED IN SECTION 7(e) OF SUCH AGREEMENT.]*

*	The portion of the legend in brackets shall be inserted only if applicable and shall replace the preceding sentence.

Form of Rights Certificate

RIGHTS CERTIFICATE

KELLY SERVICES, INC.

This certifies that __________, or registered assigns, is the registered owner of the number of Rights set forth above, each of which entitles the owner thereof, subject to the terms, provisions and conditions of the Stockholder Rights Plan, dated as of January 11, 2026 (as amended from time to time in accordance with its terms, the “Rights Plan”), by Kelly Services, Inc., a Delaware corporation (the “Company”), to purchase from the Company at any time prior to 5:00 P.M. (New York City time) on January 10, 2027 at the principal executive office of the Company or at the principal shareholder services office or offices of the Rights Agent, if any, designated for such purpose, 0.9833 of a fully paid, non-assessable share of Class A Common Stock, which fraction of a share of Class A Common Stock is subject to adjustment (a “Class A Common Stock Fraction”), and 0.0167 of a fully paid, non-assessable share of Class B Common Stock of the Company, which fraction of a share of Class B Common Stock is subject to adjustment (a “Class B Common Stock Fraction”), at an exercise price of $44.00 per Fractional Share Bundle (as defined below) (the “Exercise Price”), upon presentation and surrender of this Rights Certificate with the Form of Election to Purchase and related Certificate properly completed and duly executed. A “Fractional Share Bundle” means one Class B Common Stock Fraction and one Class A Common Stock Fraction, and such Class B Common Stock Fraction and such Class A Common Stock Fraction are subject to adjustment in accordance with the Rights Plan. The number of Rights evidenced by this Rights Certificate (and the number of shares (or fractions of shares) which may be purchased upon exercise thereof) set forth above, and the Exercise Price per share set forth above, are the number and Exercise Price as of January 11, 2026, based on the Class A Common Stock and Class B Common Stock as constituted at such date. Capitalized terms used but not defined herein shall have the meanings specified in the Rights Plan.

Upon the occurrence of a Flip-in Event, if the Rights evidenced by this Rights Certificate are Beneficially Owned by (i) an Acquiring Person or a Related Person of an Acquiring Person, (ii) a transferee of any such Acquiring Person or Related Person or (iii) under certain circumstances specified in the Rights Plan, a transferee of a Person who, after such transfer, became an Acquiring Person or a Related Person of such Acquiring Person, such Rights shall become null and void and no holder hereof shall have any right with respect to such Rights from and after the occurrence of such Flip-in Event.

As provided in the Rights Plan, the Exercise Price and the number of shares (or fractions of shares) of Class A Common Stock and Class B Common Stock or number and kind of other securities which may be purchased upon the exercise of the Rights evidenced by this Rights Certificate are subject to modification and adjustment upon the happening of certain events, including Triggering Events.

This Rights Certificate is subject to all of the terms, provisions and conditions of the Rights Plan, which terms, provisions and conditions are hereby incorporated herein by reference and made a part hereof and to which Rights Plan reference is hereby made for a full description of the rights, limitations of rights, obligations, duties and immunities hereunder of the Company and the holders of the Rights Certificates, which limitations of rights include the temporary suspension of the exercisability of such Rights under the specific circumstances set forth in the Rights Plan. Copies of the Rights Plan are on file at the office of the Company and are also available upon written request to the Company.

This Rights Certificate, with or without other Rights Certificates, upon surrender at the principal executive office of the Company or the principal shareholder services office or offices of the Rights Agent designated for such purpose, may be exchanged for another Rights Certificate or Rights Certificates of like tenor and date evidencing Rights entitling the holder to purchase a like aggregate number of Fractional Share Bundles as the Rights evidenced by the Rights Certificates surrendered shall have entitled such holder to purchase. If this Rights Certificate shall be exercised in part, the holder shall be entitled to receive upon surrender hereof another Rights Certificate or Rights Certificates for the number of whole Rights not exercised.

Subject to the provisions of the Rights Plan, the Rights evidenced by this Rights Certificate may, in each case at the option of the Company, be (i) redeemed by the Company at a redemption price of $0.001 per Right or (ii) exchanged in whole or in part for shares (or fractions of shares) of Class A Common Stock, par value $1.00 per share, of the Company and Class B Common Stock, par value $1.00 per share, of the Company (or, in some instances, as provided in the Rights Plan for cash, other securities, or other assets). Immediately upon the action of the Board of Directors of the Company authorizing redemption, the Rights shall terminate and the only right of the holders of Rights shall be to receive the redemption price.

No fractional shares of Class A Common Stock or Class B Common Stock shall be issued upon the exercise of any Right or Rights evidenced hereby (other than fractions that are integral multiples of one Class A Common Stock Fraction or one Class B Common Stock Fraction, as applicable and as the same may be adjusted in accordance with the Rights Plan, which may, at the election of the Company, be evidenced by depositary receipts), but in lieu thereof a cash payment shall be made, as provided in the Rights Plan.

No holder of this Rights Certificate, as such, shall be entitled to vote or receive dividends or be deemed for any purpose the holder of shares of Class A Common Stock or Class B Common Stock or of any other securities of the Company which may at any time be issuable on the exercise hereof, nor shall anything contained in the Rights Plan or herein be construed to confer upon the holder hereof, as such, any of the rights of a stockholder of the Company or any right to vote for the election of directors or upon any matter submitted to Stockholders at any meeting thereof, or to give or withhold consent to any corporate action, or to receive notice of meetings or other actions affecting Stockholders (except as provided in the Rights Plan), or to receive dividends or subscription rights, or otherwise, until the Right or Rights evidenced by this Rights Certificate shall have been exercised as provided in the Rights Plan.

This Rights Certificate shall not be valid or obligatory for any purpose until shall have been executed by the Company.

* * * * * * *

WITNESS the facsimile signature of the proper officer of the Company.

Dated as of _______ __, 20__

KELLY SERVICES, INC.

By:
Name:
Title:

[Form of Reverse Side of Rights Certificate]

FORM OF ASSIGNMENT

(To be executed by the registered holder if such

holder desires to transfer the Rights Certificate.)

FOR VALUE RECEIVED ________________________________________ hereby sells, assigns and transfers unto ____________________________________________________________________________________

____________________________________________________________________________________

(Please print name and address of transferee)

this Rights Certificate, together with all right, title and interest therein, and does hereby irrevocably constitute and appoint ____________ as attorney in fact, to transfer the within Rights Certificate on the books of the within-named Company, with full power of substitution.

Dated: ______________, _______

____________________________
Signature

Signature Guaranteed:

CERTIFICATE

The undersigned hereby certifies by checking the appropriate boxes that:

(1) this Rights Certificate [ ] is [ ] is not being sold, assigned and transferred by or on behalf of a Person who is or was an Acquiring Person or a Related Person of an Acquiring Person (as such terms are defined pursuant to the Rights Plan); and

(2) after due inquiry and to the best knowledge of the undersigned, it [ ] did [ ] did not acquire the Rights evidenced by this Rights Certificate from any Person who or which is, was or subsequently became an Acquiring Person or a Related Person of an Acquiring Person.

Dated: ______________, _______

Signature

Signature Guaranteed:

NOTICE

The signature to the foregoing Assignment and Certificate must correspond to the name as written upon the face of this Rights Certificate in every particular, without alteration or enlargement or any change whatsoever.

In the event the certification set forth above is not completed, the Company shall deem the Beneficial Owner of the Rights evidenced by this Rights Certificate to be an Acquiring Person or a Related Person thereof (as such terms are defined in the Rights Plan) and, in the case of an Assignment, shall affix a legend to that effect on any Rights Certificates issued in exchange for this Rights Certificate.

FORM OF ELECTION TO PURCHASE

(To be executed if holder desires to exercise Rights represented by the Rights Certificate.)

TO: [•]

The undersigned hereby irrevocably elects to exercise ______ Rights represented by this Rights Certificate to purchase the shares (or fractions of shares) of Class A Common Stock and Class B Common Stock issuable upon the exercise of the Rights (or such other securities of the Company or other assets which may be issuable upon the exercise of the Rights) and requests that certificates for such shares (or other securities) be issued in the name of and delivered to:

Please insert social security or other identifying number: ______________________

(Please print name and address)

If such number of Rights shall not be all the Rights evidenced by this Rights Certificate, a new Rights Certificate for the balance of such Rights shall be registered in the name of and delivered to:

Please insert social security or other identifying number: ______________________

(Please print name and address)

Dated: ______________, _______

Signature

Signature Guaranteed:

CERTIFICATE

The undersigned hereby certifies by checking the appropriate boxes that:

(1) the Rights evidenced by this Rights Certificate [ ] are [ ] are not being exercised by or on behalf of a Person who is or was an Acquiring Person or a Related Person of an Acquiring Person (as such terms are defined pursuant to the Rights Plan); and

(2) after due inquiry and to the best knowledge of the undersigned, it [ ] did [ ] did not acquire the Rights evidenced by this Rights Certificate from any Person who or which is, was or became an Acquiring Person or a Related Person of an Acquiring Person.

Dated: ______________, _______

Signature

Signature Guaranteed:

NOTICE

The signature to the foregoing Election to Purchase and Certificate must correspond to the name as written upon the face of this Rights Certificate in every particular, without alteration or enlargement or any change whatsoever.

In the event the certification set forth above is not completed, the Company shall deem the Beneficial Owner of the Rights evidenced by this Rights Certificate to be an Acquiring Person or a Related Person thereof (as such terms are defined in the Rights Plan), and the Election to Purchase will not be honored.

Exhibit B

SUMMARY OF RIGHTS TO PURCHASE CLASS B COMMON STOCK

On January 11, 2026, the board of directors (the “Board”) of Kelly Services, Inc., a Delaware corporation (the “Company”), adopted a stockholder rights plan and declared a dividend of one right (a “Right”) for each outstanding share of (i) Class A Common Stock, par value $1.00 per share, of the Company (“Class A Common Stock”) and (ii) Class B Common Stock, par value $1.00 per share, of the Company (“Class B Common Stock” and together with the Class A Common Stock, the “Common Stock”), to stockholders of record at the close of business on January 11, 2026 (the “Record Date”). Each Right entitles its holder, subject to the terms of the Rights Plan (as defined below), to purchase from the Company one Fractional Share Bundle (as defined below) at an exercise price of $44.00 per Right, subject to adjustment. A “Fractional Share Bundle” means (i) 0.9833 shares of Class A Common Stock, which fraction of a share of Class A Common Stock is subject to adjustment (a “Class A Common Stock Fraction”), and (ii) 0.0167 shares of Class B Common Stock, which fraction of a share of Class B Common Stock is subject to adjustment (a “Class B Common Stock Fraction”). The description and terms of the Rights are set forth in a stockholder rights plan, dated as of January 11, 2026 (the “Rights Plan”), by the Company.

The Rights Plan should not interfere with any merger or other business combination approved by the Board.

The Rights. The Rights will attach to any shares of Common Stock that become outstanding after the Record Date and prior to the earlier of the Distribution Time (as defined below) and the Expiration Time (as defined below), and in certain other circumstances described in the Rights Plan.

Until the Distribution Time, the Rights are associated with Common Stock and evidenced by Common Stock certificates or, in the case of uncertificated shares of Common Stock, the book-entry account that evidences record ownership of such shares, which will contain a notation incorporating the Rights Plan by reference, and the Rights are transferable with and only with the underlying shares of Common Stock.

Until the Distribution Time, the surrender for transfer of any shares of Common Stock will also constitute the transfer of the Rights associated with those shares. As soon as practicable after the Distribution Time, separate rights certificates will be mailed to holders of record of Common Stock as of the Distribution Time. From and after the Distribution Time, the separate rights certificates alone will represent the Rights.

The Rights are not exercisable until the Distribution Time. Until a Right is exercised, its holder will have no rights as a stockholder of the Company, including the right to vote or to receive dividends.

Separation and Distribution of Rights; Exercisability. Subject to certain exceptions, the Rights become exercisable and trade separately from Common Stock only upon the “Distribution Time,” which occurs upon the earlier of:

•

the close of business on the tenth (10th) day after the “Stock Acquisition Date” (which is defined as (a) the first date of public announcement that any person or group has become an “Acquiring Person,” which is defined as a person or group that, together with its affiliates and associates, beneficially owns the Specified Percentage (as defined below) or more of the outstanding shares of Class B Common Stock (with certain exceptions, including those described below) or such earlier date after the Stock Acquisition Date as may be determined by action of the Board or (b) such other date, as determined by the Board, on which a person or group has become an Acquiring Person) or

•

the close of business on the tenth (10th) business day (or such later date as may be determined by the Board prior to such time as any person or group becomes an Acquiring Person) after the commencement of a tender offer or exchange offer that, if consummated, would result in a person or group becoming an Acquiring Person.

•	“Specified Percentage” means 75% (seventy-five percent).

•	An Acquiring Person does not include:

•	the Company or any subsidiary of the Company;

•	any officer, director or employee of the Company or any subsidiary of the Company in his or her capacity as such;

•

any employee benefit plan of the Company or of any subsidiary of the Company or any entity or trustee holding (or acting in a fiduciary capacity in respect of) shares of capital stock of the Company for or pursuant to the terms of any such plan or for the purpose of funding other employee benefits for employees of the Company or any subsidiary of the Company; or

•	any Grandfathered Person (as defined below).

•	A “Grandfathered Person” means:

•

any person or group that, together with its affiliates and associates, as of immediately prior to the adoption of the Rights Plan, beneficially owns the Specified Percentage or more of the outstanding shares of Class B Common Stock; provided, that a person or group will cease to be a Grandfathered Person if and when (i) such person or group becomes the beneficial owner of less than the Specified Percentage of the shares of Class B Common Stock then outstanding, (ii) such person or group increases such person’s or group’s beneficial ownership of shares of Class B Common Stock (subject to certain exceptions) to an amount equal to or greater than the greater of the Specified Percentage and the sum of the lowest beneficial ownership of such person or group since the public announcement of the adoption of the Rights Plan plus one share of Class B Common Stock, or (iii) in the case of a person or group who, together with its affiliates and associates, beneficially owns the Specified Percentage or more of the shares of Class B

Common Stock then outstanding by reason of a right to acquire such shares pursuant to an agreement, arrangement or understanding (whether or not in writing, but excluding any right to acquire shares pursuant to options or warrants granted by the Company prior to adoption of the Rights Plan), such person or group or one or more of its affiliates or associates exercises such right to acquire or otherwise acquires some or all of such shares, directly or indirectly, pursuant to the terms and conditions of such agreement, arrangement or understanding or any amendment thereof (including by consummating a purchase or transfer of such shares pursuant to such agreement, arrangement or understanding or any amendment thereof) and, upon such exercise, acquisition, or consummation, such person or group, together with all such person’s or group’s affiliates and associates, beneficially owns the Specified Percentage or more of the Class B Common Stock then outstanding; provided, however, that if upon consummation of the acquisition of beneficial ownership of additional shares of Class B Common Stock pursuant to clause (ii) or upon exercise of a right to acquire or the acquisition, directly or indirectly, of shares of Class B Common Stock or entry into a new agreement to acquire, hold or vote such shares pursuant to clause (iii), such person or group, together with its affiliates and associates, does not then beneficially own the Specified Percentage or more of the shares of Class B Common Stock then outstanding, then such person or group shall not be deemed an “Acquiring Person.”

In addition, the Rights Plan provides that no person or group will become an Acquiring Person as a result of security purchases or issuances directly from the Company or through an underwritten offering approved by the Board. Also, a person or group will not be an Acquiring Person if the Board determines that such person or group has become an Acquiring Person inadvertently and such person or group as promptly as practicable divests a sufficient number of shares so that such person or group would no longer be an Acquiring Person.

Certain synthetic interests in securities created by derivative positions, whether or not such interests are considered to be ownership of the underlying Common Stock or are reportable for purposes of Regulation 13D of the Securities Exchange Act of 1934, as amended, are treated as beneficial ownership of the number of shares of Common Stock equivalent to the economic exposure created by the derivative position, to the extent actual shares of Common Stock are directly or indirectly held by counterparties to the derivatives contracts.

Expiration Time. The Rights will expire on the earliest to occur of (a) the close of business on January 10, 2027 (the “Final Expiration Time”), unless prior to such date stockholder approval has been obtained to extend the term of the Rights, (b) the time at which the Rights are redeemed or exchanged by the Company (as described below), (c) the time at which the Rights are exchanged in accordance with the Rights Plan, or (d) upon the closing of any merger or other acquisition transaction involving the Company pursuant to a merger or other acquisition agreement that has been approved by the Board before any person or group becomes an Acquiring Person (the earliest of (a), (b), (c) and (d) being herein referred to as the “Expiration Time”).

Flip-in Event. In the event that any person or group (other than certain exempt persons) becomes an Acquiring Person (a “Flip-in Event”), each holder of a Right (other than such Acquiring Person, any of its affiliates or associates or certain transferees of such Acquiring Person or of any such affiliate or associate, whose Rights automatically become null and void) will have the right to receive, upon exercise, shares (or fractions of shares) of Class A Common Stock and/or Class B Common Stock (or in some cases, as provided in the Rights Plan, other securities or assets) having a value equal to two times the exercise price of the Right.

Flip-over Event. In the event that, at any time following the Stock Acquisition Date, any of the following occurs (each, a “Flip-over Event”):

•	the Company consolidates with, or merges with and into, any other entity, and the Company is not the continuing or surviving entity;

•

any entity engages in a share exchange with or consolidates with, or merges with or into, the Company, and the Company is the continuing or surviving entity and, in connection with such share exchange, consolidation or merger, all or part of the outstanding shares of Common Stock are changed into or exchanged for stock or other securities of any other entity or cash or any other property; or

•	the Company sells or otherwise transfers, in one transaction or a series of related transactions, fifty percent (50%) or more of the Company’s assets, cash flow or earning power,

each holder of a Right (except Rights which previously have been voided as described above) will have the right to receive, upon exercise, common stock of the acquiring company having a value equal to two times the exercise price of the Right.

Anti-dilution Adjustments. The exercise price payable, and the number of shares (or fractions of shares) of Class A Common Stock or Class B Common Stock or other securities or assets issuable, upon exercise of the Rights are subject to adjustment from time to time to prevent dilution:

•	in the event of a stock dividend on, or a subdivision, combination or reclassification of, the Class A Common Stock or Class B Common Stock,

•

if holders of the Class A Common Stock or Class B Common Stock are granted certain rights, options or warrants to subscribe for Class A Common Stock or Class B Common Stock or convertible securities at less than the current market price of the Class A Common Stock or Class B Common Stock, as applicable, or

•

upon the distribution to holders of the Class A Common Stock or Class B Common Stock of evidences of indebtedness or assets (excluding regular quarterly cash dividends) or of subscription rights or warrants (other than those referred to above).

With certain exceptions, no adjustment in the exercise price will be required until cumulative adjustments amount to at least one percent (1%) of the exercise price.

Redemption; Exchange. At any time prior to the earlier of (i) such time as any person becomes an Acquiring Person or (ii) the Final Expiration Time, the Company may redeem the Rights in whole, but not in part, at a price of $0.001 per Right (subject to adjustment and payable in cash, Common Stock or other consideration deemed appropriate by the Board). Immediately upon the action of the Board authorizing any redemption or at a later time as the Board may establish for the effectiveness of the redemption, the Rights will terminate and the only right of the holders of Rights will be to receive the redemption price.

The Company, at any time, may exchange the Rights (other than Rights owned by the Acquiring Person, any of its affiliates or associates or certain transferees of the Acquiring Person or of any such affiliate or associate, whose Rights will have become null and void), in whole or in part, at an exchange ratio of one Class A Common Stock Fraction and one Class B Common Stock Fraction (or, in some instances, as provided in the Rights Plan, for cash, other securities, or other assets), per Right (subject to adjustment).

Amendment of the Rights Plan. The Company may from time to time amend or supplement the Rights Plan without the consent of the holders of the Rights. However, on or after the Stock Acquisition Date, no amendment can materially adversely affect the interests of the holders of the Rights (other than the Acquiring Person, any of its affiliates or associates or certain transferees of Acquiring Person or of any such affiliate or associate).

Miscellaneous. While the distribution of the Rights will not be taxable to stockholders or to the Company, stockholders may, depending upon the circumstances, recognize taxable income in the event that the Rights become exercisable for Common Stock (or other consideration) or for common stock of the acquiring company or in the event of the redemption of the Rights as described above.

Additional Information. A copy of the Rights Plan has been filed with the Securities and Exchange Commission as an exhibit to a registration statement on Form 8-A and a current report on Form 8-K. A copy of the Rights Plan is also available free of charge from the Company.

* * * * *

This description of the Rights does not purport to be complete and is qualified in its entirety by reference to the Rights Plan, which is incorporated herein by reference.